PROSPECTUS SUPPLEMENT
(To Prospectus dated July 3, 2002)

                                  $459,975,200
                              PSEG Funding Trust I
                        5.381% Preferred Trust Securities
               $50 Liquidation Amount per Preferred Trust Security
          Fully and Unconditionally Guaranteed, as Described Herein, by
                  Public Service Enterprise Group Incorporated

                                   [LOGO] PSEG

                                   ----------

      In September 2002, PSEG Funding Trust I (the "trust"), a Delaware statutory trust, issued $460,000,000 aggregate liquidation amount of preferred trust securities ("preferred trust securities") with an initial distribution rate of 6.25% per annum. The preferred trust securities were issued as a component of the Participating Units of Public Service Enterprise Group Incorporated. Each Participating Unit initially consisted of a unit referred to as a Corporate Unit that included (i) a purchase contract obligating the holder to purchase, for $50, shares of our common stock no later than November 16, 2005, and (ii) a preferred trust security with a liquidation amount of $50. This prospectus supplement relates to the remarketing of $459,975,200 aggregate liquidation amount of those preferred trust securities on behalf of holders of Corporate Units and holders of preferred trust securities held separately from Corporate Units.

      The preferred trust securities represent undivided beneficial ownership interests in the assets of the trust, which consist solely of senior deferrable notes due 2007 that were issued by us to the trust. Following the successful remarketing of the preferred trust securities, the trust will make distributions on the preferred trust securities on May 16 and November 16 of each year, commencing November 16, 2005, subject to our right to defer payments on the senior deferrable notes as described in this prospectus supplement. These distributions will accumulate at a rate of 5.381% per year from August 8, 2005. We irrevocably guarantee, on a senior unsecured basis, payments on the preferred trust securities out of moneys held by the trust to the extent of available trust funds.

      The preferred trust securities are redeemable upon the payment in full of the senior deferrable notes, which will mature on November 16, 2007. In addition, the preferred trust securities are redeemable, at our option, in whole but not in part, upon the occurrence and continuation of a "Tax Event" under the circumstances and at the price described in this prospectus supplement. See
"Description of the Preferred Trust Securities--Tax Event Redemption" and "Description of the Senior Deferrable Notes--Tax Event Redemption" in this prospectus supplement.

      We will remarket the preferred trust securities in denominations of $50 and integral multiples of $50 in excess thereof.

      Prior to this offering, there has been no public market for the preferred trust securities. The preferred trust securities will not be listed on any exchange.

      Investing in the preferred trust securities involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement.

                                   ----------

                                                   Per Preferred
                                                   Trust Security       Total
                                                   --------------       -----
Price to the Public(1)...........................    101.0598%      $464,850,017
Remarketing Fee to the Remarketing Agents(2)(3)..     0.2521%       $  1,159,396
Net Proceeds to Participating Holders(3).........    100.8077%      $463,690,621

(1) Plus accumulated distributions from and including August 8, 2005, if settlement occurs after that date.

(2) Payable from the proceeds of the remarketing. This amount represents 0.2494% of the proceeds of the remarketing and 0.2500% of the treasury portfolio purchase price described in this prospectus supplement.

(3) Percentages reflect rounding to the nearest ten-thousandth of a decimal point.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The preferred trust securities will be ready for delivery in book-entry only form through the facilities of The Depository Trust Company on or about August 8, 2005.

                                   ----------
                               Remarketing Agents

Banc of America Securities LLC                               Merrill Lynch & Co.
                                   ----------
Credit Suisse First Boston            HSBC                   Wachovia Securities
                                   ----------

            The date of this prospectus supplement is August 3, 2005.

                                TABLE OF CONTENTS

                              Prospectus Supplement                         Page

About this Prospectus Supplement........................................     S-3
Incorporation of Certain Documents by Reference.........................     S-3
Prospectus Supplement Summary...........................................     S-4
Risk Factors............................................................     S-9
Forward-Looking Statements..............................................    S-19
Ratio of Earnings to Fixed Charges......................................    S-21
Use of Proceeds.........................................................    S-21
Description of the Preferred Trust Securities...........................    S-22
Description of the Senior Deferrable Notes..............................    S-28
Description of the Guarantee............................................    S-33
Certain United States Federal Income Tax Considerations.................    S-35
ERISA Considerations....................................................    S-41
Remarketing.............................................................    S-43
Legal Matters...........................................................    S-44
Experts.................................................................    S-44

                                   Prospectus

About this Prospectus...................................................       3
Information about the Issuers...........................................       3
Risk Factors............................................................       5
Forward-Looking Statements..............................................      12
Use of Proceeds.........................................................      13
Accounting Treatment Relating to Preferred Trust Securities.............      13
Description of the Senior and Subordinated Debt Securities..............      13
Description of the Trust Debt Securities................................      24
Description of the Preferred Trust Securities...........................      29
Description of the Preferred Securities Guarantee.......................      36
Relationship among the Preferred Trust Securities,
  the Trust Debt Securities and the Preferred Securities Guarantee......      38
Description of the Capital Stock........................................      39
Description of the Stock Purchase Contracts and Stock Purchase Units....      40
Plan of Distribution....................................................      41
Legal Matters...........................................................      42
Experts.................................................................      42
Where You Can Find More Information.....................................      43
Incorporation of Certain Documents by Reference.........................      43

                                   ----------

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We, PSEG Funding Trust I and the Remarketing Agents have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We, PSEG Funding Trust I and the Remarketing Agents are offering to sell these securities only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

      This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this remarketing. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this remarketing.

      If the description of this remarketing varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

      Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to (1) the "trust" are to PSEG Funding Trust I, a Delaware statutory trust and the issuer of the preferred trust securities, (2) "PSEG," "we," "us" and "our" or similar terms are to Public Service Enterprise Group Incorporated and its consolidated subsidiaries, (3) the "preferred trust securities" are to the preferred trust securities issued by the trust, (4) the "senior deferrable notes" are to the senior deferrable notes issued to the trust by us in September 2002, (5) the "indenture" are to the indenture under which the senior deferrable notes were issued, and (6) the "guarantee" are to the guarantee of payment by us of distributions on the preferred trust securities to the extent there is cash available in the trust to make distributions therewith.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information from certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents in File No. 1-9120 listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering hereunder.

      o Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2004;

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

      o Our Definitive Joint Proxy Statement filed on June 8, 2005 and June 13, 2005; and

      o Our Current Reports on Form 8-K filed on January 24, 2005, February 3, 2005, February 4, 2005, April 6, 2005, April 22, 2005, May 4,
            2005 (except with respect to Item 2.02), May 20, 2005, May 27, 2005, June 16, 2005, July 12, 2005, July 19, 2005 and July 29, 2005.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                          Director, Investor Relations
                           PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6565

--------------------------------------------------------------------------------

                          PROSPECTUS SUPPLEMENT SUMMARY

      The following summary should be read in conjunction with the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the section of this prospectus supplement entitled "Risk Factors" and the information we have incorporated by reference, before making a decision to invest in the preferred trust securities.

                  Public Service Enterprise Group Incorporated

      We are an integrated energy and energy services company engaged in power generation, regulated delivery of power and gas service and wholesale energy marketing and trading. We are an exempt public utility holding company under the Public Utility Holding Company Act of 1935 and neither own nor operate any physical properties. Through our subsidiaries, we are one of the leading providers of energy and energy-related services in the nation. We have four direct, wholly-owned subsidiaries:

      o Public Service Electric and Gas Company ("PSE&G"), which is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey;

      o PSEG Power LLC ("Power"), which is a multi-regional independent electric generation and wholesale energy marketing and trading company;

      o PSEG Energy Holdings LLC ("Energy Holdings"), which participates nationally and internationally in energy-related lines of business through its subsidiaries; and

      o PSEG Services Corporation, which provides administrative and support services to us and our subsidiaries.

      We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

Proposed Merger with Exelon Corporation

      On December 20, 2004, we entered into a merger agreement (the "Merger Agreement") with Exelon Corporation ("Exelon"). Under the Merger Agreement, our common stock will be converted into Exelon common stock, and Exelon will be the surviving entity in the merger (the "Merger"). If the Merger is completed, Exelon will change its name to Exelon Electric & Gas Corporation. We believe the proposed Merger would create a strong combined company that will deliver important benefits to our shareholders, to our customers and to the communities we serve.

      Subject to the terms and conditions of the Merger Agreement, if the Merger is completed, our shareholders will receive 1.225 shares of Exelon common stock for each share of our common stock they hold, and each outstanding option to purchase shares of our common stock will be assumed by Exelon and substituted with an option to purchase shares of Exelon common stock, exercisable on generally the same terms and conditions that applied before the Merger but adjusted for the exchange ratio. The exchange ratio is fixed in the Merger Agreement, and neither we nor Exelon has the right to terminate the Merger Agreement based solely on changes in either party's stock price. If the Merger is completed, Exelon, as the surviving entity in the Merger, will succeed to all of our obligations under the senior deferrable notes, the indenture, the trust agreement governing the trust and the guarantee.

      The Discussion of the Merger Agreement Above is Qualified in Its Entirety by the Merger Agreement Itself, Which was Filed as Annex a to Our Definitive Joint Proxy Statement Filed With the SEC On June 8, 2005 and June 13, 2005 (The "Joint Merger Proxy"). for More Information Relating to the Merger, Please Refer to the Documents Incorporated by Reference in This Prospectus Supplement, Including the Joint Merger Proxy. See "Incorporation of Certain Documents by Reference."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              PSEG Funding Trust I

      PSEG Funding Trust I is a statutory trust that was created under the Delaware Statutory Trust Act and is governed by an amended and restated trust agreement among Wachovia Bank, National Association, as property trustee, Delaware Trust Company, National Association, formerly known as Wachovia Trust Company, National Association, as Delaware trustee, three of our employees, as administrative trustees, and us. The trust agreement, as amended, was qualified under the Trust Indenture Act of 1939, as amended. The assets of the trust consist solely of our senior deferrable notes due 2007. We hold all of the common securities of the trust.

      The principal offices of the trust are located at 80 Park Plaza, Newark, New Jersey 07101 and its telephone number is (973) 430-7000.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 The Remarketing

      In this portion of the summary, references to "PSEG," "we," "our" and "us" mean Public Service Enterprise Group Incorporated excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

Issuer......................  PSEG Funding Trust I.

Securities Remarketed.......  $459,975,200   aggregate   liquidation  amount  of
                              preferred trust securities, $50 liquidation amount
                              per preferred trust security.  The preferred trust
                              securities    represent    undivided    beneficial
                              ownership  interests  in the  assets of the trust.
                              Those   assets   consist   solely  of  the  senior
                              deferrable notes described below.

Distributions...............  Following  the   successful   remarketing  of  the
                              preferred trust securities, distributions on the preferred trust securities will accumulate at a rate of 5.381% per year of the liquidation amount of $50 per preferred trust security from and including August 8, 2005. These distributions will be payable semi-annually in arrears on May 16 and November 16 of each year, commencing November 16, 2005, subject to deferral as described below. The trust will pay distributions on the preferred trust securities on the dates payable to the extent it has funds available for the payment received from us on the senior deferrable notes.

Distribution Deferral.......  If no event of default under the senior deferrable notes has occurred and is continuing, we have the right at any time during the term of the senior deferrable notes to defer the payment of interest for a period not extending beyond November 16, 2007, the maturity date of the senior deferrable notes, or any date of earlier redemption. We refer to any such period of deferral as an "extension period."

                              If we defer interest payments on the senior deferrable notes, the trust will defer distributions on the preferred trust securities. During any extension period, distributions on the preferred trust securities will continue to accumulate semi-annually, at the rate of 5.381% per year of the liquidation amount of $50 per preferred trust security. In addition, the deferred distributions will themselves accumulate additional distributions, compounded semi-annually, at the rate of 5.381% per year.

The Guarantee..............   We fully and unconditionally guarantee the payment
                              of  all  amounts  due  on  the   preferred   trust
                              securities to the extent the trust has funds available for payment of such amount.

                              We are also obligated to pay most of the trust's expenses and obligations (other than the trust's obligations to make payments on the preferred trust securities, which are covered only by the guarantee).

                              The guarantee does not cover payments if the trust does not have sufficient funds to make payments on the preferred trust securities. This means that if we do not make a payment on the senior deferrable notes, the trust will not have sufficient funds to make payments on the preferred trust securities, and the guarantee will not obligate us to make those payments on behalf of the trust. Our obligations under the guarantee are unsecured and rank equal in right of payment to all our other existing and future unsecured senior indebtedness. See "Description of the Guarantee" in this prospectus supplement.

Senior Deferrable Notes.....  The trust is the holder of the  senior  deferrable notes and uses payments received on the senior deferrable notes to make corresponding payments on

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              the preferred trust securities. Our obligations under the senior deferrable notes are unsecured and rank equal in right of payment to all our other existing and future unsecured senior indebtedness. See "Description of the Senior Deferrable Notes" in this prospectus supplement.

Redemption..................  The preferred trust securities are redeemable upon the payment in full of the senior deferrable notes, which mature on November 16, 2007. Upon payment of the senior deferrable notes on that date, the trust is required to redeem the preferred trust securities at their aggregate liquidation amount plus any accumulated and unpaid distributions.

                              Prior to November 16, 2007, if the tax laws change or are interpreted in a way that adversely affects the tax treatment of the trust or the senior deferrable notes, we may elect to redeem the senior deferrable notes held by the trust at the redemption price described under "Description of the Senior Deferrable Notes--Tax Event Redemption." The proceeds from any such redemption will be used by the trust to redeem the preferred trust securities at a redemption price per preferred trust security equal to the redemption price per each $50 principal amount of senior deferrable notes. See "Description of the Preferred Trust Securities--Tax Event Redemption."

Ranking of Preferred
  Trust Securities..........  The preferred trust  securities  generally rank on parity, and payments thereon are made pro rata, with the common securities of the trust. However, upon the occurrence and during the continuance of an event of default under the indenture relating to the senior deferrable notes, the rights of the holders of the common trust securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred trust securities.

Use of Proceeds............   We  will  not  receive  any   proceeds   from  the
                              remarketing of the preferred trust securities. For more information, see "Use of Proceeds" in this prospectus supplement.

Listing.....................  The preferred trust  securities will not be listed on any national securities exchange.

Risk Factors................  Your investment in the preferred trust  securities will involve risks. You should carefully consider the discussion of risks set forth in this prospectus supplement under "Risk Factors" before deciding whether an investment in the preferred trust securities is suitable for you.

Form of the Preferred
  Trust Securities..........  The preferred trust securities will be represented by one or more global securities deposited with and registered in the name of The Depository Trust Company, New York, New York ("DTC"). This means that you will not receive a certificate for your preferred trust securities and the preferred trust securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the preferred trust securities. See "Description of the Preferred Trust Securities--Book-Entry Clearance and Settlement" in this prospectus supplement.

United States Federal
  Income Taxation...........  We have  treated  and will  continue  to treat the senior deferrable notes for United States federal income tax purposes as indebtedness that is subject to the Treasury regulations governing
                              contingent   payment   debt   instruments.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              These regulations are complex and, in some respects, uncertain in application. In addition, we have treated and will continue to treat the trust as a grantor trust and the preferred trust securities as undivided beneficial interests in the senior deferrable notes held by the trust for United States federal income tax purposes. Generally, assuming that you report your income in a manner consistent with the method described in this prospectus supplement, the amount of income that you will recognize in respect of the preferred trust securities should correspond to the economic accrual of income on the preferred trust securities to you and the amount of income you would have recognized if the senior deferrable notes were not subject to the contingent payment debt regulations. However, no assurance can be given that the Internal Revenue Service will agree with our position. For a detailed discussion, please see the section of this prospectus supplement entitled "Certain United States Federal Income Tax Considerations."

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Your investment in the preferred trust securities involves a number of risks. You should carefully consider the following discussion as well as the other information contained and incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section beginning on page 21 of our Joint Merger Proxy entitled "Risk Factors" relating to risks associated with the Merger and the combined company resulting from the Merger, before making a decision to invest in the preferred trust securities.

                             Risks Relating to PSEG

Generation operating performance may fall below projected levels.

      Operating our generating stations below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties. Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow.

      The risks associated with operating power generation facilities, each of which could result in performance below expected capacity levels, include:

      o     breakdown or failure of equipment or processes;

      o     disruptions in the transmission of electricity;

      o     labor disputes;

      o     fuel supply interruptions;

      o     limitations   which  may  be  imposed  by   environmental  or  other
            regulatory requirements;

      o     permit limitations; and

      o operator error or catastrophic events such as fires, earthquakes, explosions, floods, acts of terrorism or other similar occurrences.

Credit, commodity and financial market risks could negatively impact our business.

      The revenues generated by the operation of our generating stations are subject to market risks that are beyond our control. Our generation output will either be used to satisfy our wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity.

      Our generation revenues and results of operations are dependent upon prevailing market prices for energy, capacity, ancillary services and fuel supply in the markets we serve.

      The following factors are among those that influence the market prices for energy, capacity and ancillary services:

      o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

      o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

      o transmission congestion and access in Pennsylvania, New Jersey, Maryland Interconnection ("PJM") and/or other competitive markets;

      o     the  operation  of  nuclear  generation  plants  in  PJM  and  other
            competitive   markets  beyond  their  presently  expected  dates  of
            decommissioning;

      o prevailing market prices for enriched uranium, fuel oil, coal and natural gas and associated transportation costs;

      o     fluctuating weather conditions;

      o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

      o changes in regulations applicable to PJM and other Independent System Operators.

      As a result of the Basic Generation Service ( "BGS") auction, Power entered into contracts with the direct suppliers of the New Jersey electric utilities, including PSE&G. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. Any failure to collect these payments under these BGS contracts with counterparties could have a material impact on our results of operations, cash flows and financial position.

Energy obligations, available supply and trading risks could negatively impact our business.

      Our energy trading and marketing activities frequently involve the establishment of energy trading positions in the wholesale energy markets on long-term and short-term bases. To the extent that we have forward purchase contracts to provide or purchase energy in excess of demand, a downturn in the markets is likely to result in a loss from a decline in the value of our long positions as we attempt to sell energy in a falling market. Conversely, to the extent that we enter into forward sales contracts to deliver energy we do not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose us to losses as we attempt to cover our short positions by acquiring energy in a rising market.

      If the strategy we utilize to hedge our exposures to these various risks is not effective, we could incur significant losses. Our substantial energy trading positions can also be adversely affected by the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty.

Counterparty credit risks or a deterioration of Power's credit quality may have an adverse impact on our business.

      We are exposed to the risk that counterparties will not perform their obligations. Although we have devoted significant resources to develop our risk management policies and procedures as well as counterparty credit requirements, and will continue to do so in the future, we can give no assurance that losses from our energy trading activities will not have a material adverse effect on our business, prospects, results of operations, financial condition or net cash flows.

      In connection with its energy trading activities, Power must meet credit quality standards required by counterparties. Standard industry contracts generally require trading counterparties to maintain investment grade ratings. These same contracts provide reciprocal benefits to Power. If Power loses its investment grade credit rating, its subsidiary, PSEG Energy Resources & Trade LLC ("ER&T"), would have to provide collateral in the form of letters of credit or cash, which would significantly impact the energy trading business. This would increase our costs of doing business and limit our ability to successfully conduct our energy trading operations.

The electric energy industry is undergoing substantial change.

      The electric energy industry in the State of New Jersey, across the country and around the world is undergoing major transformations. As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from other suppliers. Increased competition from these suppliers could reduce the quantity of our wholesale sales and have a negative impact on earnings and cash flows. We are affected by many issues that are common to the electric industry such as:

      o     ability to obtain  adequate and timely rate relief,  cost  recovery,
            including   unsecuritized   stranded  costs,   and  other  necessary
            regulatory approvals;

      o deregulation, the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

      o     the possibility of reregulation in some deregulated markets;

      o     energy sales retention and growth;

      o     revenue and price stability and growth;

      o     nuclear operations and decommissioning;

      o     increased   capital   investments   attributable  to   environmental
            regulations;

      o     managing energy trading operations;

      o ability to complete development or acquisition of current and future investments;

      o managing electric generation operations in locations outside of our traditional utility service territory;

      o     exposure to market price fluctuations and volatility;

      o     regulatory restrictions on affiliate transactions; and

      o     debt and equity market concerns.

Because a portion of our business is conducted outside the United States, adverse international developments could negatively impact our business.

      A component of our business strategy has been the development, acquisition and operation of projects outside the United States. The economic and political conditions in certain countries where Energy Holdings' subsidiary, PSEG Global Inc. ("Global"), has interests, or in which Global is or could be exploring development or acquisition opportunities, present risks that may be different than those found in the United States including:

      o     delays in permitting and licensing;

      o     construction delays and interruption of business;

      o     risks of war;

      o     expropriation;

      o     nationalization;

      o     renegotiation or nullification of existing contracts; and

      o     changes in law or tax policy.

      Changes in the legal environment in foreign countries in which Global may develop or acquire projects could make it more difficult to obtain non-recourse project refinancing on suitable terms and could impair Global's ability to enforce its rights under agreements relating to such projects.

      Operations in foreign countries also present risks associated with currency exchange and convertibility, inflation and repatriation of earnings. In some countries in which Global may develop or acquire projects in the future, economic and monetary conditions and other factors could affect Global's ability to convert its cash distributions to United States Dollars or other freely convertible currencies, or to move funds offshore from these countries. Furthermore, the central bank of any of these countries may have the authority to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although Global generally seeks to structure power purchase contracts and other project revenue agreements to provide for payments to be made in, or indexed to, United States Dollars or a currency freely convertible into United States Dollars, its ability to do so in all cases may be limited.

If our operating performance falls below projected levels, we may not be able to service our debt.

      The risks associated with operating power generation facilities include, among others, those described above under "--Generation operating performance may fall below projected levels." Operation below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties, in which case there may not be sufficient cash available to service project debt. In addition, many of Global's generation projects rely on a single fuel supplier and a single customer for the purchase of the facility's output under a long term contract.

While Global generally has liquidated damage provisions in its contracts, the default by a supplier under a fuel contract or a customer under a power purchase contract could adversely affect the facility's cash generation and ability to service project debt.

      Countries in which Global owns and operates electric and gas distribution facilities may impose financial penalties if reliability performance standards are not met. In addition, inefficient operation of the facilities may cause lost revenue and higher maintenance expenses, in which case there may not be sufficient cash available to service project debt.

Because we are a holding company, our ability to service our debt could be limited.

      We are a holding company with no material assets other than the stock or membership interests of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on our debt or to make any funds available to us to pay such amounts. As a result, our debt will effectively be subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries and project affiliates and our rights and hence the rights of our creditors to participate in any distribution of assets of any subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's or project affiliate's creditors, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

      We depend on our subsidiaries' and project affiliates' cash flow and our access to capital in order to service our indebtedness. The project-related debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

      Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement will not cause a default with respect to our debt and that of our subsidiaries, it may materially affect our ability to service our outstanding indebtedness.

      We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

Our ability to control cash flow from our minority investments is limited.

      Our ability to control investments in which we own a minority interest is limited. Assuming a minority ownership role presents additional risks, such as not having a controlling interest over operations and material financial and operating matters or the ability to operate the assets more efficiently. As such, neither we nor Global are able to unilaterally cause dividends or distributions to be made to us or Global from these operations.

      Minority investments may involve risks not otherwise present for investments made solely by us and our subsidiaries, including the possibility that a partner, majority investor or co-venturer might become bankrupt, may have different interests or goals, and may take action contrary to our instructions, requests, policies or business objectives. Also, if no party has full control, there could be an impasse on decisions. In addition, certain investments of Energy Holdings' subsidiary, PSEG Resources LLC ("Resources"), are managed by unaffiliated entities which limits Resources' ability to control the activities or performance of such investments and managers.

Failure to obtain adequate and timely rate relief could negatively impact our business.

      As a public utility, PSE&G's rates are regulated by the New Jersey Board of Public Utilities ("BPU") and the Federal Energy Regulatory Commission ("FERC"). These rates are designed to allow PSE&G to recover its operating expenses and earn a fair return on its rate base, which primarily consists of its property, plant and equipment less various adjustments. These rates include its electric and gas tariff rates that are subject to regulation by the BPU as well as its transmission rates that are subject to regulation by the FERC.
PSE&G's base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in PSE&G's adjustment charges, there will be a negative impact on earnings or cash flows.

      If PSE&G's operating expenses, other than costs recovered through adjustment charges, exceed the amount included in its base rates and in its FERC jurisdictional rates, there will be a negative impact on our earnings and operating cash flows.

      Global's electric and gas distribution facilities are rate-regulated enterprises. Governmental authorities establish rates charged to customers. While these rates are designed to cover all operating costs and provide a return, considerable fiscal and cash uncertainties in certain countries due to economic, political and social crisis could have an adverse impact.

      We can give no assurances that rates will, in the future, be sufficient to cover Global's costs and provide a return on its investment. In addition, future rates may not be adequate to provide cash flow to pay principal and interest on the debt of Global's subsidiaries and affiliates or to enable its subsidiaries and affiliates to comply with the terms of debt agreements.

We may not have access to sufficient capital in the amounts and at the times needed.

      Capital for our projects and investments has been provided by internally-generated cash flow and borrowings by us and our subsidiaries. We require continued access to debt capital from outside sources in order to efficiently fund our capital needs and assure the success of our future projects and acquisitions. Our ability to arrange financing on a non-recourse basis and the costs of capital depend on numerous factors including, among other things, general economic and market conditions, the availability of credit from banks and other financial institutions, investor confidence, the success of current projects and the quality of new projects.

      We can give no assurances that our current and future capital structure or financial condition will permit access to bank and debt capital markets. The availability of capital is not assured since it is dependent upon our performance and that of our other subsidiaries. As a result, there is no assurance that we or our subsidiaries will be successful in obtaining financing for our projects and acquisitions or funding the equity commitments required for such projects and acquisitions in the future.

We and our subsidiaries are subject to substantial competition from well capitalized participants in the worldwide energy markets.

      We and our subsidiaries are subject to substantial competition in the United States and in international markets from:

      o     merchant generators;

      o     domestic and multi-national utility generators;

      o     energy traders, including affiliates of financial institutions;

      o     fuel supply companies;

      o     engineering companies;

      o     equipment manufacturers; and

      o     affiliates of other industrial companies.

      Restructuring of worldwide energy markets, including the privatization of government-owned utilities and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to make investments on favorable terms and achieve our growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness, including short-term debt.

      Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the further splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the independent power industry. Resources faces competition from numerous well-capitalized investment and finance company affiliates of banks, utilities and industrial companies.

Power transmission facilities may impact our ability to deliver our output to customers.

      Our ability to sell and deliver our electric energy products and grow our business may be adversely impacted and our ability to generate revenues may be limited if:

      o     transmission is disrupted;

      o     transmission capacity is inadequate; or

      o     a region's power transmission infrastructure is inadequate.

Regulatory issues significantly impact our operations.

      Federal, state and local authorities impose substantial regulation and permitting requirements on the electric power generation business. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate our generation stations.

      We believe that we have obtained all material energy-related federal, state and local approvals including those required by the Nuclear Regulatory Commission ("NRC"), currently required to operate our generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. We cannot assure that we will be able to obtain any required regulatory approval in the future, or that we will be able to obtain any necessary extension in receiving any required regulatory approvals. Any failure to obtain or comply with any required regulatory approvals could materially adversely affect our ability to operate our generation stations or sell electricity to third parties.

      We are subject to pervasive regulation by the NRC with respect to the operation of our nuclear generation stations. This regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. The NRC also requires continuous demonstrations that plant operations meet applicable requirements. The NRC has the ultimate authority to determine whether any nuclear generation unit may operate.

      We can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generation stations or that future changes in laws and regulations will not have a detrimental effect on our business.

Environmental regulation may limit our operations.

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals currently required to own and operate our facilities or that these approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We can give no assurance that we will be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o     obtain  any  necessary   modifications  to  existing   environmental
            approvals;

      o     maintain   compliance  with  all  applicable   environmental   laws,
            regulations and approvals; or

      o     recover any resulting costs through future sales.

      Delay in obtaining or failure to obtain and maintain in full force and effect any environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of our existing facilities or sale of energy from these facilities or could result in significant additional cost to us.

We are subject to more stringent environmental regulation than many of our competitors.

      Our facilities are subject to both federal and state pollution control requirements. Most of our generating facilities are located in the State of New Jersey. In particular, New Jersey's environmental programs are generally considered to be more stringent in comparison to similar programs in other states. As such, there may be instances where the facilities located in New Jersey are subject to more stringent and, therefore, more costly pollution control requirements than competitive facilities in other states.

Insurance coverage may not be sufficient.

      We have insurance for our facilities, including:

      o     all-risk property damage insurance;

      o     commercial general public liability insurance;

      o     boiler and machinery coverage;

      o     nuclear liability; and

      o for our nuclear generating units, replacement power and business interruption insurance in amounts and with deductibles that we consider appropriate.

      We can give no assurance that this insurance coverage will be available in the future on commercially reasonable terms or that the insurance proceeds received for any loss of or any damage to any of our facilities will be sufficient to permit us to continue to make payments on our debt. Additionally, some of our properties may not be insured in the event of an act of terrorism.

Acquisition, construction and development activities may not be successful.

      We may seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. This activity requires a significant lead time and requires us to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other development expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

      The construction, expansion or refurbishment of a generation, transmission or distribution facility may involve:

      o     equipment and material supply interruptions;

      o     labor disputes;

      o     unforeseen engineering environmental and geological problems; and

      o     unanticipated cost overruns.

      The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event specified milestones, such as commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under its project financing agreements. We can give no assurance that we will obtain access to the substantial debt and equity capital required to develop and construct new generation projects or to refinance existing projects to supply anticipated future demand.

Changes in technology may make our power generation assets less competitive.

      A key element of our business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. It is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, our market share could be eroded and the value of our power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, which could affect our financial results.

Recession, acts of war or terrorism could negatively impact our business.

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our generation plants, fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

      Many of these contingent liabilities can remain open for extended periods of time after the sales are closed. Depending on the extent to which the buyers may ultimately seek to enforce their rights under these contractual provisions, and the resolution of any disputes we may have concerning them, these liabilities could have a material adverse effect on our financial condition, liquidity, cash flow and results of operations.

      Each of Exelon and PSEG has established reserves with respect to the obligations under the agreements described above; however, we cannot assure you that such reserves would be sufficient to cover any payments required under the agreements described above.

                Risks Relating to the Preferred Trust Securities

Other than under the guarantee, you will have limited enforcement rights with respect to the senior deferrable notes.

      Except as described below or in the accompanying prospectus, you, as a holder of preferred trust securities, will not be able to exercise directly any rights with respect to the senior deferrable notes.

      The guarantee has been qualified as an indenture under the Trust Indenture Act. The guarantee trustee, Wachovia Bank, National Association, acts as indenture trustee under the guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee holds the guarantee for the benefit of holders of preferred trust securities.

      The guarantee will guarantee, generally on an unsecured basis, the payment of the following:

      o any accumulated and unpaid distributions that are required to be paid on the preferred trust securities, to the extent the trust has funds available for this purpose;

      o the redemption price, including all accumulated and unpaid distributions to the date of redemption, of preferred trust securities that we may have redeemed upon the occurrence of a tax event redemption, to the extent the trust has funds available for this purpose; and

      o upon a voluntary or involuntary dissolution of the trust, other than in connection with the distribution of senior deferrable notes to you, the lesser of (a) the aggregate liquidation amount and all accumulated and unpaid distributions on the preferred trust securities to the date of payment to the extent the trust has funds available for this purpose and (b) the amount of assets of the trust remaining available for distribution to holders of the preferred trust securities in liquidation of the trust.

      The holders of a majority in liquidation amount of the preferred trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Notwithstanding the above, but only under limited circumstances, holders of the preferred trust securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

      If we were to default on our obligation to pay amounts payable on the senior deferrable notes or otherwise, the trust would lack funds for the payment of distributions or amounts payable on redemption of the preferred trust securities or otherwise, and, in that event, a holder of preferred trust securities would not be able to rely upon the guarantee for payment of these amounts.

      Instead, the holder would rely on the enforcement

      o by the property trustee of its rights as registered holder of the senior deferrable notes against us pursuant to the terms of the indenture and the senior deferrable notes or

      o by that holder of the property trustee's or that holder's own limited rights against us to enforce payments on the senior deferrable notes.

      The amended and restated declaration of trust provides that each holder of preferred trust securities, by its acceptance, agrees to the provisions of the guarantee and the indenture.

Indebtedness and borrowings by our subsidiaries effectively will be senior to the preferred trust securities and we are dependent on payments from our subsidiaries to enable us to pay principal and interest on the senior deferrable notes that are the sole assets of the trust.

      We are a holding company. Our senior deferrable notes that constitute the sole assets of the trust, as well as our guarantee, are senior unsecured obligations of ours but are effectively subordinated to all obligations and preferred equity of our subsidiaries, whether secured or unsecured. As a result, the preferred trust securities are structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables. This means that holders of the preferred trust securities have a junior position to the claims of creditors and preferred stockholders of our direct and indirect subsidiaries on the assets and earnings of such subsidiaries. In addition, the indenture does not limit the amount of indebtedness that we can incur. See "Description of the Debt Securities" in the accompanying prospectus. At June 30, 2005, we had consolidated total indebtedness of $13.8 billion, of which $11.7 billion was at the subsidiary level.

      We conduct our operations through our subsidiaries, which generate substantially all of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary to meet our debt service and other obligations, including any funds required to make payments of principal and interest on the senior deferrable notes that represent the sole assets of the trust. Contractual provisions, laws or regulations, as well as any subsidiary's financial condition and operating performance and requirements, may limit our ability to obtain cash required to pay our debt service and other obligations, including payment of principal and interest on our senior deferrable notes and the related payments on the preferred trust securities.

Holders of preferred trust securities will have limited voting rights.

      You will not be entitled to vote to appoint, remove, replace or change the number of the trustees of the trust, and generally will have no voting rights, except in the limited circumstances described in this prospectus supplement and the accompanying prospectus.

The secondary market for the preferred trust securities or, if we distribute them to you, the senior deferrable notes, may be illiquid.

      It is not possible to predict how the preferred trust securities will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for the preferred trust securities and we do not currently plan to list the preferred trust securities on any national securities exchange. There can be no assurance as to the liquidity of any market that may develop for the preferred trust securities, your ability to sell these securities or whether a trading market, if it develops, will continue.

      Likewise, if we distribute the senior deferrable notes to the holders of the preferred trust securities upon dissolution of the trust, we will not list the senior deferrable notes on any national securities exchange and we cannot assure you that a public market will develop for the senior deferrable notes. The senior deferrable notes would be subject to liquidity and volatility issues similar to those for the preferred trust securities outlined in the previous paragraph.

We may redeem the preferred trust securities upon the occurrence of a tax event.

      We have the option to redeem the senior deferrable notes, and, therefore the preferred trust securities, on not less than 30 days' or more than 60 days' prior written notice, in whole but not in part, at any time before November 16, 2007, if a tax event occurs and continues under the circumstances described under "Description of the Senior Deferrable Notes--Tax Event Redemption," in this prospectus supplement (a "tax event redemption"). If we exercise this option, we will redeem the senior deferrable notes at the redemption price plus accrued and unpaid interest (including deferred interest), if any. If we redeem all of the senior deferrable notes, the trust must redeem all of the preferred trust securities and pay the redemption price in cash to the holders of the preferred trust securities. A tax event redemption will be a taxable event to the holders of the preferred trust securities. In addition, if the trust preferred securities are redeemed, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate at which distributions are paid on the preferred trust securities.

Distributions on the trust preferred securities will be deferred if we defer interest payments on the senior deferrable notes.

      Distributions to you on the preferred trust securities may be deferred if we exercise our right to defer interest payments on our senior deferrable notes. As the senior deferrable notes are the only assets of the trust, if we defer those interest payments, the trust will not have enough funds to make distributions on the preferred trust securities. However, distributions will still accumulate semi-annually at a rate of 5.381% per year and the deferred distributions will themselves accumulate additional distributions, compounded semi-annually, at the rate of 5.381% per year, to the extent permitted by law. In this case, even though you would not be receiving distributions on your preferred trust securities, you would be required to include the stated distribution, compounded semi-annually, in gross income, as original issue discount, on a daily economic accrual basis, regardless of your method of accounting. As a result, you would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to such income and would not receive cash distributions on your preferred trust securities until we make an interest payment on the senior deferrable notes. See "Certain United States Federal Income Tax Considerations" in this prospectus supplement.

      If we exercise our right to defer payments of interest on the senior deferrable notes and the distributions on the preferred trust securities are similarly deferred, the market price of the preferred trust securities is likely to decrease. If you sell your trust preferred securities during a deferral period, you may not receive the same return on your investment as a holder who continues to hold the preferred trust securities. In addition, the mere existence of the right to defer interest payments and distributions may cause the market price of the preferred trust securities to be more volatile than the market price of other securities that are not subject to such deferrals. There is no limitation in the number of times that we may elect to defer interest payments.

                           FORWARD LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," "forecast," "project," and variations of such words and similar expressions are intended to identify forward-looking statements. The following review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures prior to the effective date of the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include:

      o market, credit rating and other risks that could result from any inability to close the pending Merger with Exelon;

      o credit, commodity, interest rate, counterparty and other financial market risks;

      o liquidity and the ability to access capital and credit markets and maintain adequate credit ratings;

      o adverse or unanticipated weather conditions that significantly impact costs and/or operations, including generation;

      o     changes in the electric industry, including changes to power pools;

      o changes in the number of market participants and the risk profiles of such participants;

      o changes in technology that make generation, transmission, and/or distribution assets less competitive;

      o availability of power transmission facilities that impact the ability to deliver output to customers;

      o     growth in costs and expenses;

      o operating performance or cash flow from investments falling below projected levels;

      o     environmental regulations that significantly impact operations;

      o changes in rates of return on overall debt and equity markets that could adversely impact the value of pension assets and liabilities and the Nuclear Decommissioning Trust Funds;

      o     ability to maintain satisfactory regulatory results;

      o     changes  in  political  conditions,   recession,   acts  of  war  or
            terrorism;

      o     continued   availability  of  insurance   coverage  at  commercially
            reasonable rates;

      o involvement in lawsuits, including liability claims and commercial disputes;

      o inability to attract and retain management and other key employees, particularly in consideration of the pending Merger with Exelon;

      o     acquisitions,  divestitures,  mergers,  restructurings  or strategic
            initiatives  that  change  PSEG's,   PSE&G's,   Power's  and  Energy
            Holdings' structure;

      o     business combinations among competitors and major customers;

      o     general economic conditions, including inflation or deflation;

      o     regulatory issues that significantly impact operations;

      o changes to accounting standards or accounting principles generally accepted in the U.S., which may require adjustments to financial statements;

      o     changes in tax laws and regulations;

      o ability to recover investments or service debt as a result of any of the risks or uncertainties mentioned herein;

      o     ability to obtain adequate and timely rate relief;

      o     energy transmission constraints or lack thereof;

      o adverse changes in the market for energy, capacity, natural gas, emissions credits, congestion credits and other commodity prices, especially during extreme price movements for natural gas and power;

      o     surplus of energy capacity and excess supply;

      o     substantial competition in the worldwide energy markets;

      o     inability to effectively  manage  portfolios of electric  generation
            assets,   gas  supply   contracts   and   electric  and  gas  supply
            obligations;

      o margin posting requirements, especially during significant price movements for natural gas and power;

      o     availability of fuel and timely transportation at reasonable prices;

      o effects on competitive position of actions involving competitors or major customers;

      o     changes in product or sourcing mix;

      o delays, cost escalations or unsuccessful acquisitions, construction and development;

      o changes in regulation and safety and security measures at nuclear facilities;

      o     changes in political regimes in foreign countries;

      o     international developments negatively impacting business;

      o     changes in foreign currency exchange rates;

      o deterioration in the credit of lessees and their ability to adequately service lease rentals; and

      o     ability to realize tax benefits.

      In addition, the risks and uncertainties related to the proposed Merger as set forth beginning on page 35 of our Joint Merger Proxy under the caption "Forward-Looking Statements" also could cause actual results to differ materially from those anticipated.

      All of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                       RATIO OF EARNINGS TO FIXED CHARGES

      Our ratios of earnings to fixed charges for each of the periods indicated is as follows:

                                                  (unaudited)               Years Ended December 31,
                                               Six Months Ended    ---------------------------------------
                                                 June 30, 2005     2000     2001     2002     2003    2004
                                               ----------------    ----     ----     ----     ----    ----
Ratios of Earnings to Fixed Charges......           2.16           2.67     2.14     1.58     2.32    2.24

      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose earnings consist of pre-tax income from continuing operations excluding extraordinary items, plus the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period; and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed charges consist of: interest, whether expensed or capitalized; amortization of debt discount, premium and expense; an estimate of interest implicit in rentals; and preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect our pre-tax earnings requirement.


                                 USE OF PROCEEDS

      We are remarketing $459,975,200 aggregate liquidation amount of preferred trust securities on behalf of holders of Corporate Units. We will not receive any cash proceeds from the remarketing of the preferred trust securities. Instead, the proceeds of the remarketing will be used as follows:

      o $463,690,621 of the proceeds (which is equal to the treasury portfolio purchase price described under "Remarketing") will be used to purchase the treasury portfolio (described under "Remarketing") that will then be pledged to us, on behalf of holders of Corporate Units, as security against the purchase contract obligations of such holders; and

      o $1,159,396 of the proceeds, which equals 25 basis points (0.25%) of the treasury portfolio purchase price will be deducted and retained by the remarketing agents as a remarketing fee.

                  DESCRIPTION OF THE PREFERRED TRUST SECURITIES

      The preferred trust securities have been issued according to the terms of the amended and restated trust agreement which has been qualified as an indenture under the Trust Indenture Act. We refer to the amended and restated trust agreement, as amended from time to time, as the "declaration." The property trustee, Wachovia Bank, National Association, acts as trustee for the preferred trust securities under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred trust securities include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. We believe that all of the material provisions of the preferred trust securities and the declaration are set forth below. However, because the description below is a summary, it is not necessarily complete, and reference is made to the copy of the declaration, including the definitions, which is filed as an exhibit to or incorporated by reference in the registration statement of which the accompanying prospectus forms a part. Whenever particular defined terms are referred to in this prospectus supplement, the definitions of those defined terms are incorporated by reference in this prospectus supplement. The following description of the terms of the preferred trust securities supplements and, to the extent inconsistent with, replaces the description of the general terms of the preferred trust securities contained in the accompanying prospectus.

      In this section, references to "PSEG," "we," "our" and "us" mean Public Service Enterprise Group Incorporated excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

Overview

      The declaration authorizes the administrative trustees to issue on behalf of the trust the preferred trust securities and the common trust securities, which we refer to collectively as the trust securities, representing undivided beneficial ownership interests in the assets of the trust. For so long as the preferred trust securities remain outstanding, we will own, directly or indirectly, all of the common trust securities. The common trust securities rank on a parity, and related payments will be made on a proportionate basis, with the preferred trust securities. However, upon the occurrence and during the continuance of an event of default under the indenture relating to our senior deferrable notes, which we refer to as an indenture event of default, the rights of the holders of the common trust securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred trust securities. The declaration does not permit the issuance by the trust of any securities other than the trust securities or the incurrence of any indebtedness by the trust.

      Under the declaration, the property trustee holds the senior deferrable notes purchased by the trust for the benefit of the holders of the trust securities. The payment of distributions out of money held by the trust, and payments upon redemption of the preferred trust securities or liquidation of the trust, are guaranteed by us to the extent described under "Description of the Guarantee" in this prospectus supplement. The guarantee, when taken together with our obligations under the senior deferrable notes and the indenture and our obligations under the declaration, and our obligation to pay costs, expenses, debts and liabilities of the trust other than with respect to the preferred trust securities, provides a full and unconditional guarantee of amounts due on the preferred trust securities. Wachovia Bank, National Association, the guarantee trustee, holds the guarantee for the benefit of the holders of the preferred trust securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of preferred trust securities is to vote to direct the property trustee to enforce the property trustee's rights under the senior deferrable notes.

      Following the successful remarketing of the trust preferred securities as contemplated by this prospectus supplement, the preferred trust securities will be represented by one or more global preferred trust securities deposited with, or on behalf of, The Depository Trust Company, as depositary, and registered in the name of Cede & Co., its nominee, and payments on those preferred trust securities will be made to the depositary, a successor depositary or, in the event no depositary is used, to a paying agent for the preferred trust securities. This means that you will not be entitled to receive a certificate for the preferred trust securities that you purchase except under the limited circumstances described below under "--Book-Entry Clearance and Settlement."

Distributions

      Following the successful remarketing of the trust preferred securities as contemplated by this prospectus supplement, distributions on the preferred trust securities will accumulate at a rate per year of 5.381% of the liquidation amount of $50 from August 8, 2005. The amount of the distribution payable for any distribution period will be computed on the basis of a 360-day year of twelve 30-day months.

      Distributions on the preferred trust securities will be cumulative and will accumulate from August 8, 2005 and will be payable semi-annually in arrears on May 16 and November 16 of each year, commencing November 16, 2005 when, as and if funds are available for payment. If any date on which distributions on the preferred trust securities are to be made is not a business day, payment of the distributions payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of that delay, but if the next succeeding business day is in the next calendar year, the payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that date. As used in this prospectus supplement, "business day" means any day other than a Saturday or a Sunday or any other day on which banking institutions in The City of New York are permitted or required by any applicable law to close.

      The trust must pay distributions on the preferred trust securities on the dates payable to the extent that it has funds available in the property account for the payment of those distributions. The trust's funds available for distribution to you as a holder of the preferred trust securities will be limited to payments received from us on our senior deferrable notes. Therefore, the trust will defer payment of distributions on the preferred trust securities to the extent that we have deferred interest payments on our senior deferrable notes.

      Distributions on the preferred trust securities will be payable to holders as they appear on the books and records of the trust on the relevant record dates. As long as the preferred trust securities remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Distributions will be paid by the trust through the property trustee, who will hold amounts received in respect of our senior deferrable notes in the property account for your benefit. Subject to any applicable laws and regulations and the provisions of the declaration, each payment will be made as described under "--Book-Entry Clearance and Settlement" below. With respect to preferred trust securities not in book-entry form, the administrative trustees shall have the right to select relevant record dates, which shall be at least one business day but not more than 60 business days prior to the relevant payment dates.

Tax Event Redemption

      The senior deferrable notes are redeemable at our option, in whole but not in part, on not less than 30 days' nor more than 60 days' prior written notice, upon the occurrence and continuation of a tax event under the circumstances described under "Description of the Senior Deferrable Notes--Tax Event Redemption." If we redeem our senior deferrable notes upon the occurrence and continuation of a tax event, the proceeds from that redemption shall simultaneously be applied on a proportionate basis to redeem preferred trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the senior deferrable notes so redeemed at a redemption price, per preferred trust security, equal to the redemption amount plus accrued and unpaid distributions, if any, to the tax event redemption date. Those proceeds will be payable in cash to the holders of the preferred trust securities.

Redemption Procedures

      If the trust gives a notice of redemption, which will be irrevocable, in respect of all of the preferred trust securities, then, by 12:00 noon, New York City time, on the redemption date, the trust will irrevocably deposit with the depositary funds sufficient to pay the redemption price, but only if we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of our senior deferrable notes. The trust will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the preferred trust securities called for redemption.

      If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accumulate and all rights of holders of those preferred trust securities called for redemption will cease, except for the right of the holders of those preferred trust securities to receive the redemption price without interest on the redemption date.

      If any date fixed for redemption of preferred trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, except that if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day.

Distribution of the Senior Deferrable Notes

      We will have the right at any time to dissolve the trust and, after satisfaction, or reasonable provision for satisfaction, of liabilities of creditors of the trust as provided by applicable law, to cause our senior deferrable notes to be distributed to the holders of the trust securities, but only if such dissolution does not result in a taxable event to holders of the preferred trust securities. As of the date of any distribution of senior deferrable notes upon dissolution of the trust,

      o the preferred trust securities will no longer be deemed to be outstanding,

      o with respect to any preferred trust securities held in book-entry form, the depositary or its nominee, as the record holder of the preferred trust securities, will receive a registered global certificate or certificates representing our senior deferrable notes to be delivered by us upon the distribution,

      o any certificates representing preferred trust securities not held by the depositary or its nominee will be deemed to represent our senior deferrable notes having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, those preferred trust securities until the certificates are presented to us or our agent for transfer or reissuance,

      o we will use our best efforts to list the senior deferrable notes on any exchange on which the preferred trust securities are then listed, and

      o all rights of holders of preferred trust securities, other than the right to receive the senior deferrable notes, will cease.

      We cannot predict the market prices for our senior deferrable notes that may be distributed in exchange for the preferred trust securities if a dissolution of the trust were to occur. Accordingly, the senior deferrable notes that an investor may receive if a dissolution of the trust were to occur may trade at a discount to the price that the investor paid to purchase the preferred trust securities in this remarketing.

Declaration Events of Default

      An indenture event of default constitutes an event of default under the declaration, which we refer to as a declaration event of default. However, under the declaration, the holder of common trust securities will be deemed to have waived any declaration event of default with respect to the common trust securities until all declaration events of default with respect to the preferred trust securities have been cured, waived or otherwise eliminated. Until any declaration events of default with respect to the preferred trust securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred trust securities. Only the holders of the preferred trust securities will have the right to direct the property trustee with respect to particular matters under the declaration and, therefore, the indenture. If a declaration event of default with respect to the preferred trust securities is waived by holders of preferred trust securities, the waiver will also constitute the waiver of the declaration event of default with respect to the common trust securities without any further act, vote or consent of the holders of the common trust securities.

      If the property trustee fails to enforce its rights under the declaration or our senior deferrable notes in respect of an indenture event of default after a holder of preferred trust securities has made a written request therefor, any holder of preferred trust securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the declaration or our senior deferrable notes without first proceeding against the property trustee or any other person or entity. Notwithstanding the above, if a declaration event of default has occurred and is continuing and that event is attributable to our failure to pay the principal of, or interest on, our senior deferrable notes on the date that interest or principal is otherwise payable, then you, as a holder of preferred trust securities, may directly institute a proceeding against us, which we refer to as a direct action, after the respective due date specified in the senior deferrable notes for enforcement of payment to you directly of the principal of or interest on the senior deferrable notes having a principal amount equal to the aggregate liquidation amount of your preferred trust securities. In connection with the direct action, we shall have the right under the indenture to set off any payment made to you. The holders of preferred trust securities will not be able to exercise directly any other remedy available to the holders of the senior deferrable notes.

      Upon the occurrence of a declaration event of default, the property trustee, as the sole holder of the senior deferrable notes, will have the right under the indenture to declare the principal of and interest on the senior deferrable notes to be immediately due and payable. We and the trust are each required to file annually with the property trustee an officers' certificate as to our compliance with all conditions and covenants under the declaration.

Book-Entry Clearance and Settlement

      The preferred trust securities will be held as one or more fully-registered global preferred trust securities certificates representing the total aggregate number of preferred trust securities. DTC will act as securities depositary for the preferred trust securities, and the preferred trust securities will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. However, under some circumstances, the administrative trustees with our consent may decide not to use the system of book-entry transfers through DTC with respect to the preferred trust securities. In that case, certificates for the preferred trust securities will be printed and delivered to the holders.

      The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global preferred trust securities.

      Purchases of preferred trust securities within the depositary's system must be made by or through direct participants, which will receive a credit for the preferred trust securities on the depositary's records. The beneficial ownership interest of each actual purchaser of each preferred trust security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred trust securities. Transfers of ownership interests in the preferred trust securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the preferred trust securities, except if use of the book-entry system for the preferred trust securities is discontinued.

      The depositary has no knowledge of the actual beneficial owners of the preferred trust securities. The depositary's records reflect only the identity of the direct participants to whose accounts those preferred trust securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      So long as the depositary or its nominee is the registered holder of global preferred trust securities, the depositary or the nominee will be considered the sole owner or holder of the preferred trust securities represented thereby for all purposes under the declaration and the preferred trust securities. No beneficial owner of an interest in global preferred trust securities will be able to transfer that interest except in accordance with the depositary's applicable procedures, in addition to those provided for under the declaration.

      The depositary has advised us that it will take any action permitted to be taken by a holder of preferred trust securities, including the presentation of preferred trust securities for exchange, only at the direction of one or more participants to whose account the depositary's interests in the global preferred trust securities are credited and only in respect of the portion of the liquidation amount of preferred trust securities as to which such participant or participants has or have given such directions. However, if there is a declaration event of default under the preferred trust securities, the depositary will exchange the global preferred trust securities for certificated securities, which it will distribute to its participants.

      Conveyance of notices and other communications by the depositary to direct participants and indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in force from time to time.

      Although voting with respect to the preferred trust securities is limited, in those cases in which a vote is required, neither the depositary nor Cede & Co. will itself consent or vote with respect to preferred trust securities. Under its usual procedures, the depositary would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred trust securities are credited on the record date. The direct participants are identified in a listing attached to the omnibus proxy.

      Distribution and other payments on the global preferred trust securities will be made to the depositary in immediately available funds. The depositary's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Those payments will be the responsibility of the participant and not of the depositary, the trust or us, subject to any statutory or regulatory requirements to the contrary that may be in force from time to time. Payment of distributions and other amounts in respect of the global preferred trust securities to the depositary is the responsibility of the trust, disbursement of such payments to direct participants is the responsibility of the depositary, and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.

      Except as provided here, a beneficial owner of an interest in global preferred trust securities will not be entitled to receive physical delivery of preferred trust securities in certificated form. Accordingly, each beneficial owner must rely on the procedures of the depositary to exercise any rights under the global preferred trust securities.

      Although the depositary has agreed to the above procedure to facilitate transfer of beneficial interests in the global preferred trust securities among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. Neither us, the trust nor any trustee will have any responsibility for the performance by the depositary or its participants or indirect participants under the rules and procedures governing the depositary. The depositary may discontinue providing its services as securities depositary with respect to the preferred trust securities at any time by giving reasonable notice to the trust. Under these circumstances, if a successor depositary is not obtained, preferred trust securities certificates are required to be printed and delivered to holders. Additionally, if a declaration event of default were to occur or the administrative trustees, with our consent, decide to discontinue use of the system of book-entry transfers through the depositary or any successor depositary, with respect to the preferred trust securities, certificates for the preferred trust securities will be printed and delivered to holders. In each of the above circumstances, we will appoint a paying agent with respect to the preferred trust securities. The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we and the trust believe to be reliable, but neither we nor the trust take responsibility for its accuracy.

Registrar, Transfer Agent and Paying Agent

      Payments in respect of the preferred trust securities represented by the global certificates shall be made to the depositary. The depositary shall credit the relevant accounts at the depositary on the applicable distribution dates. In the case of certificated securities, distribution payments shall be made by check mailed to the address of each holder of record as that address appears on the register, while payments of the liquidation amount upon redemption shall be made in immediately available funds against presentation and surrender.

      The property trustee will act as registrar, transfer agent and paying agent for the preferred trust securities. The paying agent shall be permitted to resign as paying agent upon 30 days' prior written notice to the trustees. If Wachovia Bank, National Association shall no longer be the paying agent, the administrative trustees shall appoint a successor to act as paying agent, which shall be a bank or trust company.

      Registration of transfers of preferred trust securities will be made without charge by or on behalf of the trust. However, payment shall be made and any indemnity as the trust or we may reasonably require shall be given in respect of any tax or other government charge which may be imposed in relation to it.

Miscellaneous

      The administrative trustees are authorized and directed to operate the trust in a way that the trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. We are authorized and directed to conduct our affairs so that the senior deferrable notes will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the declaration, the certificate of trust of the trust or our certificate of incorporation, that we and the administrative trustees determine in our discretion to be necessary or desirable to achieve that end, as long as that action does not adversely affect the interests of the holders of the preferred trust securities or vary its terms in any material respect.

                   DESCRIPTION OF THE SENIOR DEFERRABLE NOTES

      The following description is a summary of the terms of our senior deferrable notes. It supplements the description of the debt securities in the accompanying prospectus and, to the extent inconsistent with, replaces the description in the accompanying prospectus. The senior deferrable notes were issued under an indenture dated as of November 1, 1998, as supplemented from time to time, between us and Wachovia Bank, National Association (formerly known as First Union National Bank), as indenture trustee. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of the material terms of the senior deferrable notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture (and any supplemental indenture thereto) and the form of senior deferrable note that have been filed as exhibits to or incorporated by reference in the registration statement and to the Trust Indenture Act.

      In this section, references to "PSEG," "we," "our" and "us" mean Public Service Enterprise Group Incorporated excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

      The senior deferrable notes are our direct, unsecured senior obligations and rank without preference or priority among themselves and equally with all of our existing and future unsecured and unsubordinated indebtedness. The senior deferrable notes are limited in aggregate principal amount to $474,226,850, such amount being the sum of the aggregate liquidation amounts of the preferred trust securities and the common trust securities.

      The senior deferrable notes are not subject to a sinking fund provision. Unless a tax event redemption occurs, the entire principal amount of the senior deferrable notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 16, 2007.

      We have the right to dissolve the trust and cause the senior deferrable notes to be distributed to the holders of the trust securities. If the trust is dissolved (other than as a result of a tax event redemption), you will receive your pro rata share of the senior deferrable notes held by the trust (after any creditors of the trust have been paid).

      If the senior deferrable notes are distributed to the holders of the trust securities in liquidation of such holders' interests in the trust, the senior deferrable notes will initially be issued in the form of one or more global certificates deposited with the depositary. Under certain limited circumstances, the senior deferrable notes may be issued in certificated form in exchange for the global certificates. In the event that the senior deferrable notes are issued in certificated form, the senior deferrable notes will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on senior deferrable notes issued as global certificates will be made to the depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the senior deferrable notes. In the event the senior deferrable notes are issued in certificated form, principal and interest will be payable, the transfer of the senior deferrable notes will be registrable and the senior deferrable notes will be exchangeable for senior deferrable notes of other denominations of a like aggregate principal amount at the corporate trust office or agency of the indenture trustee in the Borough of Manhattan, The City of New York; provided that at our option, payment of interest may be made by check. Notwithstanding the foregoing, so long as the holder of any senior deferrable notes is the property trustee, we will make payment of principal of, and interest on, the senior deferrable notes held by the property trustee in immediately available funds at such place and to such account as may be designated by the property trustee.

      The indenture does not contain provisions that afford holders of the senior deferrable notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. We and the trust will treat the senior deferrable notes as our indebtedness for all United States tax purposes. There is, however, no statutory, administrative or judicial authority that directly addresses this treatment.

Interest

      Following the successful remarketing of the preferred trust securities as contemplated by this prospectus supplement, each senior deferrable note will bear interest at the rate of 5.381% per year from and including August 8, 2005. Subject to the deferral provisions set forth in the next succeeding paragraph, interest on the senior deferrable notes will be payable semi-annually in arrears on May 16 and November 16 of each year, commencing

November 16, 2005, to the persons in whose names such senior deferrable notes are registered, subject to certain exceptions, at the close of business on the business day preceding such interest payment date. In the event the senior deferrable notes do not remain in book-entry only form, the record date will be fifteen business days prior to each interest payment date. We refer to each date on which interest is payable on the senior deferrable notes as an interest payment date.

      The amount of interest payable on the senior deferrable notes for any interest payment period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the senior deferrable notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if the next business day is in the next calendar year, then such payment will be made on the preceding business day.

Option to Defer Interest Payments on the Senior Deferrable Notes

      So long as no indenture event of default has occurred and is continuing, we have the right under the indenture at any time during the term of the senior deferrable notes to defer the payment of interest for a period not extending beyond the maturity date or earlier redemption of the senior deferrable notes. We refer to any such period of deferral as an "extension period." During an extension period, the trust will no longer have sufficient funds to make semi-annual distribution payments on the preferred trust securities, but such distribution payments will continue to accrue. At the end of an extension period, we must pay all interest then accrued and unpaid (together with accrued interest at 5.381%, compounded on each succeeding interest payment date) to the trust. At the end of an extension period, the trust will make all unpaid distributions (together with accrued distribution payments at 5.381%, compounded on each succeeding payment date) to holders of the preferred trust securities.

      During any extension period, we may not take any of the prohibited actions described under "--Covenants of PSEG." Prior to the expiration of any extension period, we may further extend the extension period but not beyond the maturity date or earlier redemption of the senior deferrable notes. Upon the termination of any extension period and the payment of all amounts then due on any interest payment date, we may elect to begin a new extension period, subject to the same requirements as described above. No interest will be due and payable during an extension period except that, at the end thereof, we at our option may pay on any interest payment date all or any portion of the interest accrued during the elapsed portion of the extension period. We must give the indenture trustee written notice of our election to begin (or further extend) any extension period at least ten business days prior to the earlier of:

      o the date the interest on the senior deferrable notes would have been payable except for the election to begin or extend the extension period;

      o the date the indenture trustee is required to give notice to any securities exchange or to holders of the senior deferrable notes of the record date or the date the interest is payable; and

      o     the record date.

      The indenture trustee must give notice of our election to begin or continue an extension period to the holders of the senior deferrable notes. There is no limitation on the duration of an extension period or the number of times that we may elect to begin an extension period.

Covenants of PSEG

      We will covenant that during an extension period or during the continuance of an indenture event of default, we will not:

      o redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

      o     declare or pay dividends or distributions in our capital stock;

      o make any distribution on any security of a grantor trust which ranks pari passu with the preferred trust securities or pay interest on our senior debt with similar deferral provisions to the senior deferrable notes; or

      o     make any payment of  principal,  interest or premium,  if any, on or repay, repurchase or redeem any debt securities that rank subordinate in right of payment to the senior deferrable notes or make any guarantee payments with respect to any guarantee by us of the debt of any subsidiary of ours if such guarantee ranks subordinate in right of payment to the senior deferrable notes.

      However, even during such circumstances, we may:

      o purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee or director compensation or benefit plans, under our direct stock purchase and dividend reinvestment plan, or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

      o reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

      o purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

      o     redeem or repurchase any rights pursuant to a rights agreement; and

      o make payments under the guarantee related to the preferred trust securities.

      In addition, as long as preferred trust securities issued by the trust are outstanding, we will agree that we will:

      o maintain, directly or indirectly, 100% ownership of the common securities, except as permitted by the declaration;

      o cause the trust to remain a statutory trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the declaration;

      o use commercially reasonable efforts to ensure that the trust will not be an "investment company" required to be registered under the 1940 Act;

      o not take any action that would be reasonably likely to cause the trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and

      o pay all of the debts and obligations of the trust (other than with respect to the securities issued by the trust) and all costs and expenses of the trust and any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the trust by the United States, or any other taxing authority, so that the net amounts received and retained by the trust after paying such expenses will be equal to the amounts the trust would have received had no debts, obligations, costs, expenses, taxes, duties, assessments or governmental charges been incurred by or imposed on the trust.

Tax Event Redemption

      If a tax event shall occur and be continuing, we may, at our option, redeem the senior deferrable notes in whole but not in part. The redemption price shall equal, for each senior deferrable note, the redemption amount plus accrued and unpaid interest, including compound interest and expenses and taxes of the trust, if any, to the date of redemption. If, following the occurrence of a tax event, we exercise our option to redeem the senior deferrable notes, then the proceeds of that redemption will be applied to redeem trust securities having a liquidation amount equal to the principal amount of senior deferrable notes to be paid, in accordance with their terms, at the redemption price. The redemption price will be payable in cash to the holders of the preferred trust securities and common trust securities.

      Tax event means the receipt by the trust of an opinion of a nationally recognized independent tax counsel experienced in such matters that, as a result of,

            (a) any amendment to, or change, including any announced prospective change in, the laws or any regulations of the United States or any political subdivision or taxing authority,

            (b) any amendment to or change in an interpretation or application of these laws or regulations by any legislative body, court, governmental agency or regulatory authority, or

            (c) any interpretation or pronouncement that provides for a position with respect to these laws or regulations that differs from the generally accepted position on the date the trust securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the preferred trust securities under the declaration, there is more than an insubstantial risk that,

                  (a) interest  payable by us on the senior  deferrable notes is not or, within 90 days of the date of the opinion will not be, deductible, in whole or in part, by us for United States federal income tax purposes,

                  (b) the trust is or, within 90 days of the date of the opinion, will be subject to United States federal income tax with respect to income received or accrued on the senior deferrable notes, or

                  (c) the trust is or, within 90 days of the date of the opinion, will be subject to more than a de minimis amount of taxes, duties or other governmental charges.

      Redemption amount means, for each senior deferrable note, the product of

      o     the principal amount of that senior deferrable note and

      o a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the applicable principal amount.

      Applicable principal amount means the aggregate principal amount of the senior deferrable notes corresponding to the aggregate liquidation amount of the preferred trust securities outstanding on that tax event redemption date.

      Solely for purposes of determining the redemption amount,

      o Treasury portfolio means a portfolio of zero-coupon U.S. Treasury securities consisting of:

            o principal or interest strips of U.S. Treasury securities which mature on or prior to November 15, 2007 in an aggregate amount equal to the applicable principal amount; and

            o with respect to each scheduled interest payment date on the senior deferrable notes that occurs after the tax event redemption date, interest or principal strips of the U.S.
                  Treasury securities which mature prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable principal amount of the senior deferrable notes on that date, and

      o Treasury portfolio purchase price means the lowest aggregate price quoted by a primary U.S. government securities dealer in The City of New York to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

      Quotation agent means

      o Merrill Lynch, Pierce, Fenner & Smith Incorporated and its respective successors; however, if Merrill Lynch, Pierce, Fenner & Smith Incorporated ceases to be a primary Treasury dealer, we shall substitute another primary Treasury dealer, and

      o     any other primary Treasury dealer selected by us.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the tax event redemption date to each holder of senior deferrable notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the tax event redemption date interest shall cease to accrue on the redeemed senior deferrable notes.

Additional Indenture Provisions Applicable to the Senior Deferrable Notes

      As long as the senior deferrable notes are held by the trust, it will be an event of default with respect to the senior deferrable notes if the trust voluntarily or involuntarily dissolves, winds up its business or otherwise terminates its existence except in connection with (1) the distribution of the senior deferrable notes to holders of preferred trust securities and common trust securities in liquidation of their interests in the trust, (2) the redemption of all of the outstanding preferred trust securities and common trust securities, or (3) certain mergers, consolidations or amalgamations, each as permitted by the declaration.

Book-Entry Issuance

      If distributed to holders of preferred trust securities in connection with the involuntary or voluntary dissolution of the trust, the senior deferrable notes will be issued in accordance with the procedures set forth in this prospectus supplement under "Description of Preferred Trust Securities--Overview" and "--Book-Entry Clearance and Settlement."

                          DESCRIPTION OF THE GUARANTEE

      The following description is a summary of the terms of the guarantee agreement that has been executed and delivered by us for the benefit of the holders of the preferred trust securities. It supplements the description of the guarantee in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The terms of the guarantee are those set forth in the guarantee agreement and those made part of the guarantee agreement by the Trust Indenture Act. The descriptions contained in this prospectus supplement and the accompanying prospectus do not purport to be complete, and reference is hereby made to the form of guarantee agreement (including definitions of certain terms used therein) that has been filed as an exhibit to or incorporated by reference in the registration statement.

      In this section, references to "PSEG," "we," "our" and "us" mean Public Service Enterprise Group Incorporated excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

      To the extent described below, we will agree to pay the following amounts in full if they are not paid by the trust:

      o     any  accrued  and  unpaid   distributions  on  the  preferred  trust
            securities, to the extent we have made corresponding payments on our senior deferrable notes to the property trustee;

      o the redemption price for any preferred trust securities called for redemption by the trust, including all accrued and unpaid distributions to the date of redemption, to the extent we have made corresponding payments on our senior deferrable notes to the property trustee; and

      o payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

            o     the   liquidation   amount   plus  all   accrued   and  unpaid
                  distributions on the preferred trust securities to the extent the trust has funds legally available for those payments; and

            o the amount of assets of the trust remaining legally available for distribution to the holders of the preferred trust securities in liquidation of the trust.

      We will not be required to make these liquidation payments if:

      o the trust distributes our senior deferrable notes to the holders of the preferred trust securities in exchange for their preferred trust securities; or

      o the trust redeems the preferred trust securities in full upon the maturity or redemption of our senior deferrable notes.

      The guarantee is a guarantee from the time of issuance of the preferred trust securities. We will be obligated to make guarantee payments when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert. We may satisfy our obligations to make guarantee payments either by making payments directly to holders of the preferred trust securities or to the guarantee trustee for remittance to the holders or by causing the trust to make the relevant payments to the holders.

      The guarantee only covers distributions and other payments on the preferred trust securities if and to the extent we have made corresponding payments on our senior deferrable notes to the property trustee. If we do not make those corresponding payments:

      o the property trustee will not make distributions or other payments on the preferred trust securities;

      o the trust will not have funds available for payments on the preferred trust securities; and

      o     we will not be obligated to make guarantee payments.

Covenants of PSEG

      If we are in default on our guarantee payments or other payment obligations under the guarantee, we will agree that, as long as any preferred trust securities issued by the trust are outstanding, we will not make those payments and distributions referred to above under "Description of the Senior Deferrable Notes--Covenants of PSEG."

Status of the Guarantee

      Our obligation to make guarantee payments is:

      o     unsecured;

      o equal in right of payment to our unsecured senior liabilities or unsecured senior guarantees entered into relating to our unsecured senior liabilities;

      o senior in right of payment to our subordinated liabilities or subordinated guarantees entered into relating to our subordinated liabilities; and

      o     senior to our equity.

      The guarantee constitutes a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

      By your acceptance of the preferred trust securities, you agree to all of the terms of the guarantee.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of certain of the United States federal income tax considerations related to the purchase, ownership and disposition of the preferred trust securities, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

      This discussion is limited to holders that purchase preferred trust securities in the remarketing and that hold the preferred trust securities as capital assets (generally, property held for investment). This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or under United States federal estate or gift tax laws. In addition, this discussion does not address all tax considerations that may be applicable to a holder's particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

      o     holders subject to the alternative minimum tax;

      o     banks, insurance companies, or other financial institutions;

      o foreign persons or entities (except to the extent specifically set forth below);

      o     tax-exempt organizations;

      o     dealers in securities or commodities;

      o traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

      o U.S. holders (as defined below) whose "functional currency" is not the United States dollar;

      o     holders  that hold  preferred  trust  securities  as a position in a
            hedging   transaction,    "straddle,"   "conversion    transaction,"
            "integrated transaction" or other risk reduction transaction; or

      o persons deemed to sell the preferred trust securities under the constructive sale provisions of the Code.

      In addition, if a partnership (including any entity treated as partnership for United States federal tax purposes) or other pass-through entity holds preferred trust securities, the tax treatment of a partner in the partnership or owner of the applicable pass-through entity generally will depend upon the status of the partner or owner and the activities of the partnership or pass-through entity. If you are a partnership or pass-through entity, or a partner or owner of a partnership or other pass-through entity, holding our preferred trust securities, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the preferred trust securities.

      No statutory, administrative or judicial authority directly addresses the treatment of the preferred trust securities or instruments similar to the preferred trust securities for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. Each prospective investor is urged to consult its tax advisor as to the particular tax consequences of purchasing, owning and disposing of the preferred trust securities, including the application and effect of United States federal, state, local and foreign tax laws.

Classification of the Senior Deferrable Notes, the Trust, and the Preferred Trust Securities

      Generally, characterization of an obligation as indebtedness for United States federal income tax purposes is made at the time of the issuance of the obligation. In connection with the issuance of the senior deferrable notes, Ballard Spahr Andrews & Ingersoll, LLP, tax counsel to the Company and the trust ("Tax Counsel"), rendered a legal opinion generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and certain other documents, the senior deferrable notes would be classified as indebtedness for United States federal income tax purposes. Consistent with the foregoing, we have treated and will continue to treat the senior deferrable notes in that manner and the remainder of this discussion assumes that the senior deferrable notes will be so treated. It is possible that the IRS will successfully assert that the senior deferrable notes are not properly treated as indebtedness, in which case your tax consequences from the ownership and disposition of the preferred trust securities will differ from those described below. By acquiring preferred trust securities in the remarketing, you will be deemed to have agreed to treat the senior deferrable notes as indebtedness for United States federal income tax purposes.

      Because of the manner in which the interest rate on the senior deferrable notes is reset, the senior deferrable notes should be classified, and we have treated and will continue to treat the senior deferrable notes for United States federal income tax purposes, as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in the applicable Treasury regulations (the "contingent payment debt regulations"). We intend to treat the senior deferrable notes as such and the remainder of this discussion assumes that the senior deferrable notes will be so treated for United States federal income tax purposes. However, the proper application of the contingent payment debt regulations to the senior deferrable notes following the remarketing is uncertain in a number of respects, and no assurance can be given that the IRS will not successfully assert that the senior deferrable notes should be treated differently than as described below. A different treatment of the senior deferrable notes could materially affect the timing and character of income, gain or loss with respect to an investment in the senior deferrable notes. Accordingly, we urge you to consult your tax advisor regarding the United States federal income tax consequences of owning the preferred trust securities and senior deferrable notes.

      In connection with the issuance of the preferred trust securities, Tax Counsel rendered a legal opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration and certain other documents, the trust would be classified as a grantor trust and not as a partnership or an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. holder of preferred trust securities will be treated as owning an undivided beneficial interest in the senior deferrable notes held by the trust. Accordingly, you will be required to include in your gross income your pro rata share of the income accruing on the senior deferrable notes, as described below under "U.S. Holders--Interest Accruals Based on Comparable Yield and Projected Payment Schedule" and to take into account your pro rata share of any adjustments to accrued interest, as described below under "U.S. Holders--Adjustments to Reflect the Actual Reset Rate" and "U.S. Holders--Adjusted Tax Basis of the Preferred Trust Securities; Additional Potential Adjustments."

      The remainder of this discussion assumes that the senior deferrable notes will be treated as contingent payment debt instruments subject to the contingent payment debt regulations and that the preferred trust securities represent undivided beneficial interests in the senior deferrable notes held by the trust for United States federal income tax purposes.

U.S. Holders

      The following is a summary of the United States federal income tax consequences that will apply to you if you are a U.S. holder of preferred trust securities. Certain consequences to "Non-U.S. holders" of preferred trust securities are described under "--Non-U.S. Holders" below. You are a "U.S. holder" if you are a holder of preferred trust securities, and you are:

      o a citizen or resident of the United States as determined for federal income tax purposes;

      o a corporation (or any entity treated as corporation for United States federal tax purposes) or partnership (or any entity treated as partnership for United States federal tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

      o an estate the income of which is subject to United States federal income taxation regardless of its source; or

      o a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Interest Accruals Based on Comparable Yield and Projected Payment Schedule

      Under the contingent payment debt regulations (subject to the discussion below), regardless of your method of accounting for United States federal income tax purposes, interest income on the senior deferrable notes will accrue on a constant-yield basis at an assumed yield (the "comparable yield") that was determined at the time of the issuance of the senior deferrable notes, and, as the owner of a preferred trust security, you are required to include a pro rata share of such interest income in your gross income. You are also required to take into account your pro rata share of any differences between the actual payments received at the reset interest rate and the projected schedule of payments we constructed at the time of the original issuance of the senior deferrable notes, as more fully described below. The comparable yield for the senior deferrable notes was based on the yield at which we could have issued, at the time of issuance of the senior deferrable notes, a fixed-rate noncontingent debt instrument with terms otherwise similar to those of the senior deferrable notes. Solely for purposes of determining the amount of interest income that accrues on the senior deferrable notes, we were required, at the time of issuance of the senior deferrable notes, to construct a "projected payment schedule" in respect of the senior deferrable notes representing a series of payments the amount and timing of which would produce a yield to maturity on the senior deferrable notes equal to the comparable yield. A difference between the actual amount of a payment and the projected amount of a payment generally is taken into account as an adjustment to interest income.

      For United States federal income tax purposes, you generally are required under the contingent payment debt regulations to use the comparable yield and the projected payment schedule in determining interest accruals and adjustments in respect of your interest in the senior deferrable notes, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS. However, there is uncertainty regarding the manner in which the contingent payment debt regulations apply to the remarketing, including whether there should be a change in the projected payment schedule and the precise mechanics for determining the total amount and timing of the adjustments to the interest accruals. For our own reporting purposes, we intend not to change the original projected payment schedule created at the time of the issuance of the senior deferrable notes. The following discussion assumes that you will use this original projected payment schedule, as well.

      Furthermore, assuming that you report your income in a manner consistent with our position described below, the amount of income that you will recognize in respect of the preferred trust securities generally should correspond to the economic accrual of income on the preferred trust securities to you and the amount of income you would have recognized if the senior deferrable notes were not subject to the contingent payment debt regulations. No assurance can be given that the IRS will agree with the application of the contingent payment debt regulations to the remarketing in the manner described below.

      The amount of interest on a senior deferrable note that accrues in an accrual period is the product of the comparable yield on the senior deferrable note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the senior deferrable note. The daily portions of interest in respect of a senior deferrable note are determined by allocating to each day in an accrual period the ratable portion of interest on the senior deferrable note that accrues in the accrual period. The initial adjusted issue price of your interest in the senior deferrable notes represented by a preferred trust security acquired by you in the remarketing will equal $50.5299 per $50 principal amount as of the date of the remarketing (the "initial adjusted issue price"). For any accrual period thereafter, the adjusted issue price will be (x) the sum of the initial adjusted issue price of the senior deferrable note and all interest previously accrued on such senior deferrable note starting from August 8, 2005 (disregarding any positive or negative adjustments described below, including the adjustments reflecting the actual reset rate and additional potential adjustments) minus (y) the total amount of the projected payments scheduled to have been made on the senior deferrable note for all previous accrual periods starting from August 8, 2005.

      At the time of the issuance of the senior deferrable notes, we determined that the comparable yield was 7.00% per annum, compounded semi-annually, and the projected payment schedule for the senior deferrable notes, per $50 principal amount, consisted of payments equal to $0.78 for each quarter ending after November 16, 2002 and ending on or prior to August 16, 2005, $1.01 for the period ending November 16, 2005, and $2.02 for each semi-annual period ending after November 16, 2005. We also determined that the projected payment for the senior deferrable notes, per $50 principal amount, at the maturity date was $52.02 (which included the stated principal amount of the senior deferrable notes as well as the final projected interest payment). Based on the comparable yield of 7.00% and the initial adjusted issue price of $50.5299 per $50 principal amount, you will be required (regardless of your accounting method) to include in gross income your pro rata share of the sum of the aggregate daily portions of interest on the senior deferrable notes held by the trust for each day in the taxable year on which you hold the preferred trust securities, adjusted to reflect the actual reset rate, as discussed below.

Adjustments to Reflect the Actual Reset Rate

      Following the remarketing of the preferred trust securities, the senior deferrable notes will be subject to special rules that are applicable to contingent payment debt instruments for which all of the contingent payments have become fixed at the same time. Under these rules, you must take into account your pro rata share of positive or negative adjustments to the projected payment schedule in a reasonable manner over the period to which such adjustments relate. Further, you must allocate in a reasonable manner any difference between your purchase price for the preferred trust securities and the adjusted issue price of the senior deferrable notes at the time you purchase such preferred trust securities in the remarketing to daily portions of original issue discount or projected payments over the remaining term of the senior deferrable notes. However, there is uncertainty regarding the manner in which these rules should apply to the senior deferrable notes after the remarketing, including whether the projected payment schedule should be modified and the method for determining the total amount and timing of the adjustments.

      Based on the reset rate of 5.381%, actual payments on the senior deferrable notes, per $50 principal amount, will be approximately $0.73 for the payment date occurring on November 16, 2005 and approximately $1.35 for each semi-annual payment date occurring after November 16, 2005. Because these payments will differ from the projected payments of $1.01 for the payment date occurring on November 16, 2005 and $2.02 for each semi-annual payment date occurring after November 16, 2005, you and we will be required to account for these differences as a negative adjustment to interest accrued based on the comparable yield of 7.00% in a reasonable manner over the period to which they relate. For our own reporting purposes, we intend to treat the differences between the projected payments of $1.01 occurring on November 16, 2005 and $2.02 for each semi-annual payment occurring thereafter and the actual payments of approximately $0.73 on November 16, 2005 and approximately $1.35 for each semi-annual payment date occurring thereafter, respectively (i.e., approximately $0.28 and $0.67, respectively), on each senior deferrable note as negative adjustments to the interest accrued (based on the 7.00% comparable yield) during each applicable quarter. You are not required to use the same method to account for the differences between your pro rata share of the actual payments and the projected payment schedule so long as you make these adjustments in a reasonable manner.

Adjusted Tax Basis of the Preferred Trust Securities; Additional Potential Adjustments

      Your initial adjusted tax basis in a preferred trust security acquired by you in the remarketing will equal the amount that you pay for the preferred trust security. Your adjusted tax basis in the preferred trust securities for any accrual period following the remarketing will be (x) the sum of your initial adjusted tax basis in the preferred trust securities and your pro rata share of any interest previously accrued on the senior deferrable notes starting from August 8, 2005 (disregarding any positive or negative adjustments, other than those described immediately below) minus (y) the total amount of the projected payments on the senior deferrable note for all previous accrual periods starting from the remarketing date.

      If your initial adjusted tax basis in a preferred trust security acquired in the remarketing differs from your pro rata share of the adjusted issue price of the senior deferrable notes on the date of your purchase, you will be required to make additional negative or positive adjustments to interest accrued in each period. You will take into account any difference between your initial adjusted tax basis in the preferred trust security and your pro rata share of the adjusted issue price of the senior deferrable notes on the date of your purchase by reasonably allocating this difference to daily portions of interest or to projected payments over the remaining term of the senior deferrable notes. If your initial adjusted tax basis in a preferred trust security is greater than your pro rata share of the adjusted issue price of the senior deferrable notes on the date of your purchase, you will take the difference into account as a negative adjustment to interest on the date the daily portion accrues or the projected payment is made. If your initial adjusted tax basis in a preferred trust security is less than your pro rata share of the adjusted issue price of the senior deferrable notes on the date of your purchase, you will take the difference into account as a positive adjustment to interest on the date the daily portion accrues or the projected payment is made. Your adjusted tax basis in your preferred trust security will be decreased by any such negative adjustments and increased by any such positive adjustments. To the extent that a negative adjustment exceeds a positive adjustment, such excess is a net negative adjustment that is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code.

      Upon accruing interest income based on the comparable yield of 7.00% and making positive and negative adjustments that reflect the actual reset rate as described above under "--Adjustments to Reflect the Actual Reset Rate" and the possible difference between your initial adjusted tax basis in the preferred trust security and your pro rata share of the adjusted issue price of the senior deferrable notes on the date of your purchase as described in the preceding paragraph, the amount of income that you will recognize in respect of the preferred trust securities generally should correspond to the economic accrual of income on the preferred trust securities to you and the amount of income you would have recognized if the senior deferrable notes were not subject to the contingent payment debt regulations.

Sale, Exchange or Other Disposition of the Preferred Trust Securities

      Upon a sale, exchange or other disposition of a preferred trust security (including a redemption), you will generally recognize gain or loss equal to the difference between the amount realized on the disposition and your adjusted tax basis in the preferred trust security. Such gain or loss generally will be capital gain or loss (except to the extent of your pro rata share of any positive adjustment that you have not yet accrued and included in income, which will be treated as interest income) and generally will be long-term capital gain or loss if you held the preferred trust security for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Tax Event Redemption of Preferred Trust Securities

      A tax event redemption of a preferred trust security will be a taxable event, and you will recognize gain or loss in the manner described above under "--Sale, Exchange or Other Disposition of the Preferred Trust Securities."

Distribution of the Senior Deferrable Notes

      Under current law, a distribution by the trust of the senior deferrable notes generally will not be taxable. You will have an aggregate tax basis in the senior deferrable notes received in the liquidation equal to your aggregate tax basis in the preferred trust securities surrendered, and the holding period of the distributed senior deferrable notes will include the period during which you held the related preferred trust securities.

Non-U.S. Holders

      The following discussion applies to you if you are a holder of preferred trust securities that is not a U.S. holder (a "Non-U.S. holder"). Special rules may apply to you if you are a "controlled foreign corporation," "passive foreign investment company," or are otherwise subject to special treatment under the Code. If you are or may be subject to these special rules, you should consult your tax advisor to determine the particular United States federal, state and local and other tax consequences that would apply to you. All payments on a preferred trust security made to you and any gain realized on a sale, exchange or other disposition of a preferred trust security will be exempt from United States federal income and withholding tax, provided that:

      o you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

      o you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

      o     you are not a bank receiving certain types of interest;

      o     you have fulfilled the certification requirement described below;

      o such payments are not effectively connected with the conduct by you of a trade or business in the United States; and

      o in the case of gain realized on the sale, exchange or other disposition of a preferred trust security, if you are a nonresident alien individual, you are not present in the United States for 183 or more days in the taxable year of the disposition where certain other conditions are met.

      The certification requirement referred to above will be fulfilled if you certify to us on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address.

      If you are engaged in a trade or business in the United States, and if payments on a preferred trust security are effectively connected with the conduct of this trade or business, you will generally be taxed in the same manner as a U.S. holder (see "--U.S. Holders" above), except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. You should consult your tax advisor with respect to other tax consequences of the ownership of the preferred trust securities, including the possible imposition of a 30% branch profits tax.

Information Reporting and Backup Withholding

      If you are a U.S. holder, information reporting requirements generally will apply to all payments we make to you and to the proceeds paid to you from a sale of preferred trust securities, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report interest income in full.

      If you are a Non-U.S. holder, we must report annually to the IRS and to you the amount of payments we make to you and the tax withheld with respect to such payments, regardless of whether withholding is required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding regarding payments we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and we have received from you the statement described above under "--Non-U.S. Holders." In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of a preferred trust security made within the United States or conducted through a United States-related intermediary, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. holder, or you otherwise establish and exemption.

      Regardless of whether you are a U.S. holder or a Non-U.S. holder, any amounts withheld under the backup withholding rules will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that you timely furnish the required information to the IRS.

                              ERISA CONSIDERATIONS

      The following is a summary of certain considerations associated with the purchase of the preferred trust securities by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "similar laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "plan").

General Fiduciary Matters

      ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation to such a plan, is generally considered to be a fiduciary of the plan.

      In considering an investment in the preferred trust securities of a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

      Any insurance company proposing to invest assets of its general account in the preferred trust securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Prohibited Transaction Issues

      Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

      Whether or not the underlying assets of the trust or PSEG were deemed to be "plan assets," as described below, the acquisition and/or holding of the preferred trust securities by a plan with respect to which PSEG, the trust, the remarketing agents or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the preferred trust securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

      Because of the foregoing, the preferred trust securities should not be purchased or held by any person investing "plan assets," as described below, of any plan, if such purchase and holding will constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable similar laws.

Plan Asset Issues

      ERISA and the Code do not define "plan assets." However, regulations (the "Plan Asset Regulations") promulgated under ERISA by the DOL generally provide that when a plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or the Code, including "Keogh" plans, individual retirement accounts and pension plans maintained by foreign corporations, as well as any entity whose underlying assets are deemed to include "plan assets" under the Plan Asset Regulations (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Asset Regulations).

      There can be no assurance that equity participation by benefit plan investors in the trust will not be significant and it is not anticipated that the trust will qualify as an operating company or register as an investment company under the Investment Company Act of 1940. Nor can there be any assurance that the trust will qualify for any other exception to the 25% test.

Plan Asset Consequences

      If the assets of the trust were deemed to be "plan assets" under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the trust, and (ii) the possibility that certain transactions in which the trust might seek to engage constitute "prohibited transactions" under ERISA and the Code.

Representations

      Accordingly, by acceptance of the preferred trust securities, each purchaser and subsequent transferee of the preferred trust securities will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire the preferred trust securities constitutes assets of any plan or (ii) the purchase and holding of the preferred trust securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or similar violation under any applicable similar laws.

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the preferred trust securities on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA,
Section 4975 of the Code and any similar laws to such investment and whether an exemption would be applicable to the purchase and holding of the preferred trust securities.

                                   REMARKETING

      Under the terms and conditions contained in the remarketing agreement, dated as of September 10, 2002, among us, the trust, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Bank, National Association, as supplemented by the supplemental remarketing agreement, dated as of August 3,
2005, among us, the trust, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston LLC, HSBC Securities (USA) Inc. and Wachovia Capital Markets, LLC, as remarketing agents (the "remarketing agents"), and Wachovia Bank, National Association, as purchase contract agent (as so supplemented, the "remarketing agreement"), the remarketing agents have severally agreed to use their reasonable efforts to remarket the preferred trust securities on August 3, 2005 at an aggregate price of approximately 100.25% of the treasury portfolio purchase price.

      The "treasury portfolio purchase price" is the price to be paid to purchase the treasury portfolio that will be substituted for the preferred trust securities as a component of the Corporate Units and that will be pledged to us, on behalf of holders of the Corporate Units, as security against the purchase contract obligations of such holders. The "treasury portfolio" is a portfolio of zero-coupon Treasury securities consisting of:

      o interest or principal strips of U.S. Treasury securities that mature on or prior to November 15, 2005 in an aggregate amount equal to the liquidation amount of the preferred trust securities included in the Corporate Units, and

      o with respect to each scheduled distribution payment date on the preferred trust securities that occurs after August 8, 2005 and on or before November 16, 2005, interest or principal strips of U.S. Treasury securities that mature on or prior to that distribution payment date in an aggregate amount equal to the aggregate quarterly distribution that would be due on that distribution payment date on the liquidation amount of the preferred trust securities included in the Corporate Units assuming no reset of the distribution rate on the preferred trust securities in connection with the remarketing to which this prospectus supplement relates and that, with respect to the distribution on August 16, 2005, that the distribution payment on such date includes only distributions accumulated from August 8, 2005.

      In connection with the remarketing, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as reset agent, has reset the distribution rate on the preferred trust securities equal to 5.381% per year, which will be effective upon the closing of the remarketing on August 8, 2005.

      The remarketing agreement provides that the remarketing is subject to customary conditions precedent, including the delivery of officers' certificates and legal opinions. The proceeds of the remarketing will be used in the manner described under "Use of Proceeds."

      Pursuant to the remarketing agreement, the remarketing agents will deduct as a remarketing fee an amount equal to 25 basis points (0.25%) of the treasury portfolio purchase price. Neither we nor the holders of preferred trust securities participating in this remarketing will otherwise be responsible for any remarketing fee or commission in connection with the remarketing. We have agreed to reimburse the remarketing agents for certain of their expenses in connection with the remarketing.

      The preferred trust securities have no established trading market. The remarketing agents have advised us that they intend to make a market in the preferred trust securities, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the preferred trust securities.

      In order to facilitate the remarketing of the preferred trust securities, the remarketing agents may engage in transactions that stabilize, maintain or otherwise affect the price of the preferred trust securities. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the preferred trust securities. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of these purchases. We and the remarketing agents make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the preferred trust securities. In addition, we and the remarketing agents make no representation that the remarketing agents will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

      Because the NASD views securities such as the preferred trust securities as interests in a direct participation program, the remarketing is being made in compliance with Rule 2810 of the NASD's Conduct Rules. The remarketing agents may not confirm sales to any discretionary account without the prior specific written approval of a customer. In recommending the purchase, sale or exchange of a preferred trust security, the remarketing agents had reasonable grounds to believe that the preferred trust securities are a suitable investment for the investor.

      We have agreed to indemnify the remarketing agents against, or to contribute to payments that the remarketing agents may be required to make in respect of, certain liabilities, including liabilities under the Securities Act. The remarketing agents and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to us and our affiliates for which they have received, or will receive, customary compensation.

                                  LEGAL MATTERS

      Certain legal matters with respect to the remarketing of these securities will be passed on for us by James T. Foran, Esq., our Associate General Counsel, and by Ballard Spahr Andrews & Ingersoll, LLP, and for the remarketing agents by Sidley Austin Brown & Wood LLP. Sidley Austin Brown & Wood LLP will rely upon the opinion of Mr. Foran as to all matters of New Jersey law. Several matters of Delaware law with respect to the validity of the preferred trust securities offered hereby will be passed upon for us and the trust by Richards, Layton & Finger, P.A. Ballard Spahr Andrews & Ingersoll, LLP will rely upon the opinion of Richards, Layton & Finger, P.A. with respect to matters of Delaware law relating to the preferred trust securities.

                                     EXPERTS

      The consolidated financial statements, the related consolidated financial statement schedule and management's report on the effectiveness of internal control over financial reporting of PSEG, incorporated into this prospectus supplement and the accompanying prospectus dated July 3, 2002 by reference from PSEG's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule, and include explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" described in Note 2, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of Exelon Corporation and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to our Definitive Joint Proxy Statement filed June 8, 2005 and June 13, 2005, which incorporated by reference the Exelon Corporation Current Report on Form 8-K filed by Exelon Corporation on May 13, 2005, and the financial statement schedule incorporated into this prospectus by reference to our Definitive Joint Proxy Statement filed June 8, 2005 and June 13, 2005, which incorporated by reference the Exelon Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                              PSEG FUNDING TRUST I

                       By this prospectus, we offer up to

                                 $1,500,000,000

                                       of

                  Public Service Enterprise Group Incorporated
                         Common Stock, Preferred Stock,
               Stock Purchase Contracts, Stock Purchase Units and
                                 Debt Securities

                                       and

                              PSEG Funding Trust I
                           Preferred Trust Securities
                  Guaranteed as described in this prospectus by
                  Public Service Enterprise Group Incorporated

      We will provide the specific terms of each series or issue of securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

      See "Risk Factors" beginning on page 5 for certain risks you should consider.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 3, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus ...................................................      3
Information about the Issuers ...........................................      3
Risk Factors ............................................................      5
Forward-Looking Statements ..............................................     12
Use of Proceeds .........................................................     13
Accounting Treatment Relating to Preferred Trust Securities .............     13
Description of the Senior and Subordinated Debt Securities ..............     13
Description of the Trust Debt Securities ................................     24
Description of the Preferred Trust Securities ...........................     29
Description of the Preferred Securities Guarantee .......................     36
Relationship among the Preferred Trust Securities, the Trust
  Debt Securities and the Preferred Securities Guarantee ................     38
Description of the Capital Stock                                              39
Description of the Stock Purchase Contracts and Stock Purchase Units ....     40
Plan of Distribution ....................................................     41
Legal Matters ...........................................................     42
Experts .................................................................     42
Where You Can Find More Information .....................................     43
Incorporation of Certain Documents by Reference .........................     43

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we and PSEG Funding Trust I filed with the SEC using a "shelf" registration process. Under this shelf process, we and the Trust may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate initial offering price of up to $1,500,000,000.

      This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

      In this prospectus, unless the context indicates otherwise, the words and terms "PSEG," "the company," "we," "our," "ours" and "us" refer to Public Service Enterprise Group Incorporated and its consolidated subsidiaries. "Trust" refers to PSEG Funding Trust I.

      We may use this prospectus to offer from time to time:

      o     shares of our common stock, without par value;

      o shares of our preferred stock, without par value, which may be convertible into our common stock;

      o     stock purchase contracts to purchase shares of our common stock;

      o our unsecured debt securities, which may include senior, subordinated and trust debt securities and which may be convertible into our common stock. In this prospectus, we refer to the debt securities, which may include senior debt securities, subordinated debt securities and trust debt securities, as the "debt securities;"

      o stock purchase units, consisting of a stock purchase contract and our debt securities, the Trust's preferred securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the stock purchase unit holders' obligations under the stock purchase contracts.

      The Trust may also use this prospectus to offer from time to time its preferred securities, which we refer to in this prospectus as the "preferred trust securities." We will execute a preferred securities guarantee covering the preferred trust securities and will guarantee the Trust's obligations under the preferred trust securities as described herein.

      We sometimes refer to our common stock, preferred stock, stock purchase contracts, stock purchase units, the debt securities, the preferred trust securities and the preferred securities guarantee collectively as the "securities."

      For more detailed information about the securities, you should also review the exhibits to the registration statement, which were either filed with the registration statement or incorporated by reference to other SEC filings.

                          INFORMATION ABOUT THE ISSUERS

Public Service Enterprise Group Incorporated

      We are an integrated energy and energy services company engaged in power generation, regulated delivery of power and gas service and wholesale energy marketing and trading. We are an exempt public utility holding company under the Public Utility Holding Company Act of 1935 and neither own nor operate any physical properties. Through our subsidiaries, we are one of the leading providers of energy and energy-related services in the nation. We have four direct, wholly-owned subsidiaries:

      o Public Service Electric and Gas Company ("PSE&G"), which is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey;

      o PSEG Power LLC ("Power"), which is a multi-regional independent electric generation and wholesale energy marketing and trading company;

      o PSEG Energy Holdings Inc. ("Energy Holdings"), which participates nationally and internationally in energy-related lines of business through its subsidiaries; and

      o PSEG Services Corporation ("Services"), which provides administrative and support services to us and our subsidiaries.

      We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

Ratios of Earnings to Fixed Charges

      Our ratios of earnings to fixed charges for each of the periods indicated is as follows:

                                (unaudited)         Years Ended December 31,
                               Quarter Ended    --------------------------------
                              March 31, 2002    1997   1998   1999   2000   2001
                              --------------    ----   ----   ----   ----   ----
Ratios of Earnings to
  Fixed Charges ...........        2.14         2.55   2.86   3.09   2.73   2.30

      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose earnings consist of pre-tax income from continuing operations excluding extraordinary items, plus the amount of fixed charges adjusted to exclude: the amount of any interest capitalized during the period; and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed charges consist of: interest, whether expensed or capitalized; amortization of debt discount, premium and expense; an estimate of interest implicit in rentals; and preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect our pre-tax earnings requirement.

Ratios of Earnings to Combined Fixed Charges and Preference Dividends

      Our ratios of earnings to combined fixed charges and preference dividends for each of the periods indicated is the same as our ratios of earnings to fixed charges.

The Trust

      The Trust is a statutory business trust created under the Delaware Business Trust Act and operating under a trust agreement among us, Wachovia Bank, National Association (formerly known as First Union National Bank), as the property trustee, Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), as Delaware trustee and one of our employees, as administrative trustee. In this prospectus, we refer to this agreement, as amended and restated, as the "trust agreement." The Trust exists only to issue and sell its preferred trust securities and common trust securities, to acquire and hold our trust debt securities as trust assets and to engage in activities incidental to the foregoing. We will own all of the Trust's outstanding common trust securities. The common trust securities will represent at least 3% of the total capital of the Trust. Payments will be made on the common trust securities pro rata with the preferred trust securities, except that the right to payment on the common trust securities will be subordinated to the rights of the preferred trust securities if there is a default under the trust agreement resulting from an event of default under the trust debt indenture.

      The Trust's business and affairs will be conducted by its trustees and us, as depositor, as set forth in the trust agreement. The office of the Delaware trustee in the State of Delaware is One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The Trust's offices are located at 80 Park Plaza, Newark, NJ 07102 and its telephone number is (973) 430-7000.

                                  RISK FACTORS

      The following factors should be considered when reviewing our business and are relied upon by us in issuing any forward-looking statements. These factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of us. Some or all of these factors may apply to us and our subsidiaries.

Because A Portion Of Our Business Is Conducted Outside The United States, Adverse International Developments Could Negatively Impact Our Business

      A key component of our business strategy is the development, acquisition and operation of projects outside the United States. The economic and political conditions in certain countries where Global has interests, or in which Global is or could be exploring development or acquisition opportunities, present risks that may be different than those found in the United States including:

      o     delays in permitting and licensing;

      o     construction delays and interruption of business;

      o     risks of war;

      o     expropriation;

      o     nationalization;

      o     renegotiation or nullification of existing contracts; and

      o     changes in law or tax policy.

      Changes in the legal environment in foreign countries in which Global may develop or acquire projects could make it more difficult to obtain non-recourse project refinancing on suitable terms and could impair Global's ability to enforce its rights under agreements relating to such projects.

      Operations in foreign countries also present risks associated with currency exchange and convertibility, inflation and repatriation of earnings. In some countries in which Global may develop or acquire projects in the future, economic and monetary conditions and other factors could affect Global's ability to convert its cash distributions to United States Dollars or other freely convertible currencies, or to move funds offshore from these countries. Furthermore, the central bank of any of these countries may have the authority to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although Global generally seeks to structure power purchase contracts and other project revenue agreements to provide for payments to be made in, or indexed to, United States Dollars or a currency freely convertible into United States Dollars, its ability to do so in all cases may be limited.

Credit, Commodity And Financial Market Risks Could Negatively Impact Our
Business

      The revenues generated by the operation of our generating stations are subject to market risks that are beyond our control. Our generation output will either be used to satisfy our wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity.

      A majority of our revenue is generated by the current BGS contract with PSE&G, which expires on July 31, 2002 and is replaced with one-year contracts with various direct bidders of the New Jersey BGS Auction, and from bilateral contracts for the sale of electricity with third-party LSEs and power marketers. Nonetheless, generation revenues and results of operations will be dependent upon prevailing market prices for energy, capacity and ancillary services in the markets we serve.

      The following factors are among those that will influence the market prices for energy, capacity and ancillary services:

      o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

      o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

      o transmission congestion and access in PJM and/or other competitive markets;

      o the operation of nuclear generation plants in PJM and other competitive markets beyond their presently expected dates of decommissioning;

      o prevailing market prices for enriched uranium, fuel oil, coal and natural gas and associated transportation costs;

      o     fluctuating weather conditions;

      o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

      o changes in regulations applicable to PJM and other Independent System Operators (ISO).

      As a result of the BGS auction, Power entered into contracts with the direct suppliers of the New Jersey electric utilities, including PSE&G, commencing August 1, 2002. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. Depending upon the creditworthiness of the counterparty, this risk may be substantially higher than the risk associated with potential nonpayment by PSE&G under the BGS contract expiring July 31, 2002. Any failure to collect these payments under the new BGS contracts with counterparties could have a material impact on our results of operations, cash flows and financial position.

Energy Obligations, Available Supply And Trading Risks Could Negatively Impact Our Business

      Our energy trading and marketing business frequently involves the establishment of energy trading positions in the wholesale energy markets on long-term and short-term bases. To the extent that we have forward purchase contracts to provide or purchase energy in excess of demand, a downturn in the markets is likely to result in a loss from a decline in the value of our long positions as we attempt to sell energy in a falling market. Conversely, to the extent that we enter into forward sales contracts to deliver energy we do not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose us to losses as we attempt to cover our short positions by acquiring energy in a rising market.

      If the strategy we utilize to hedge our exposures to these various risks is not effective, we could incur significant losses. Our substantial energy trading positions can also be adversely affected by the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty.

Counterparty Credit Risks Or A Deterioration Of Power's Credit Quality May Have An Adverse Impact On Our Business

      We are exposed to the risk that counterparties will not perform their obligations. Although we have devoted significant resources to develop our risk management policies and procedures as well as counterparty credit requirements, and will continue to do so in the future, we can give no assurance that losses from our energy trading activities will not have a material adverse effect on our business, prospects, results of operations, financial condition or net cash flows.

      In connection with its energy trading business, Power must meet credit quality standards required by counterparties. Standard industry contracts generally require trading counterparties to maintain investment grade ratings. These same contracts provide reciprocal benefits to Power. If Power loses its investment grade credit rating, ER&T would have to provide collateral in the form of letters of credit or cash, which would significantly impact the energy trading business. This would increase our costs of doing business and limit our ability to successfully conduct our energy trading operations.

Substantial Change In The Electric Energy Industry Could Negatively Impact Our Business

      The electric energy industry in the State of New Jersey, across the country and around the world is undergoing major transformations. As a result of deregulation and the unbundling of energy supplies and services, the electric energy markets are now open to competition from other suppliers in most markets.

Increased competition from these suppliers could have a negative impact on our wholesale and retail sales. Among the factors that are common to the electric industry that affect our business are:

      o ability to obtain adequate and timely rate relief, cost recovery, including unsecuritized stranded costs, and other necessary regulatory approvals;

      o deregulation, the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

      o     energy sales retention and growth;

      o     revenue stability and growth;

      o     nuclear operations and decommissioning;

      o increased capital investments attributable to environmental regulations;

      o     managing energy trading operations;

      o ability to complete development or acquisition of current and future investments;

      o managing electric generation and distribution operations in locations outside of traditional utility service territory;

      o     exposure to market price fluctuations and volatility;

      o     regulatory restrictions on affiliate transactions; and

      o     debt and equity market concerns.

Generation Operating Performance May Fall Below Projected Levels

      Operation below expected capacity levels may result in lost revenues, increased expenses and penalties. Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow.

      The risks associated with operating power generation facilities, each of which could result in performance below expected capacity levels, include:

      o     breakdown or failure of equipment or processes;

      o     disruptions in the transmission of electricity;

      o     labor disputes;

      o     fuel supply interruptions;

      o limitations which may be imposed by environmental or other regulatory requirements;

      o     permit limitations; and

      o operator error or catastrophic events such as fires, earthquakes, explosions, floods, acts of terrorism or other similar occurrences.

Our Ability to Service Our Debt Could Be Limited

      We are a holding company with no material assets other than the stock of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on our debt or to make any funds available to us to pay such amounts. As a result, our debt will effectively be subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries and project affiliates and our rights and hence the rights of our creditors to participate in any distribution of assets of any subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's or project affiliate's creditors, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

      We depend on our subsidiaries' and project affiliates' cash flow and our access to capital in order to service our indebtedness. The project-related debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

      Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement will not cause a default with respect to our debt and that of our subsidiaries, it may materially affect our ability to service our outstanding indebtedness.

      We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

If Our Operating Performance Falls Below Projected Levels, We May Not Be Able to Service Our Debt

      The risks associated with operating power generation facilities include the breakdown or failure of equipment or processes, labor disputes and fuel supply interruption, each of which could result in performance below expected capacity levels. Operation below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties, in which case there may not be sufficient cash available to service project debt. In addition, many of Global's generation projects rely on a single fuel supplier and a single customer for the purchase of the facility's output under a long term contract. While Global generally has liquidated damage provisions in its contracts, the default by a supplier under a fuel contract or a customer under a power purchase contract could adversely affect the facility's cash generation and ability to service project debt.

      Countries in which Global owns and operates electric and gas distribution facilities may impose financial penalties if reliability performance standards are not met. In addition, inefficient operation of the facilities may cause lost revenue and higher maintenance expenses, in which case there may not be sufficient cash available to service project debt.

Our Ability To Control Cash Flow From Our Minority Investments Is Limited

      Our ability to control investments in which we own a minority interest is limited. Assuming a minority ownership role presents additional risks, such as not having a controlling interest over operations and material financial and operating matters or the ability to operate the assets more efficiently. As such, neither we nor Global are able to unilaterally cause dividends or distributions to be made to us or Global from these operations.

      Minority investments may involve risks not otherwise present for investments made solely by us and our subsidiaries, including the possibility that a partner, majority investor or co-venturer might become bankrupt, may have different interests or goals, and may take action contrary to our instructions, requests, policies or business objectives. Also, if no party has full control, there could be an impasse on decisions. In addition, certain investments of Resources are managed by unaffiliated entities which limits Resources' ability to control the activities or performance of such investments and managers.

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact Our Business

      As a public utility, PSE&G's rates are regulated by the BPU and the FERC. These rates are designed to recover its operating expenses and allow it to earn a fair return on its rate base, which primarily consists of its property, plant and equipment less various adjustments. These rates include its electric and gas tariff rates that are subject to regulation by the BPU as well as its transmission rates that are subject to regulation by the FERC. PSE&G's base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in PSE&G's adjustment charges, there will be a negative impact on cash flows.

      If PSE&G's operating expenses, other than costs recovered through adjustment charges, exceed the amount included in its base rates and in its FERC jurisdictional rates, there will be a negative impact on our earnings or operating cash flows.

      Global's electric and gas distribution facilities are rate-regulated enterprises. Governmental authorities establish rates charged to customers. These rates are currently sufficient to cover all operating costs and provide a return. However, in Argentina, we face considerable fiscal and cash uncertainties including potential asset impairments, due to the current economic, political and social crisis.

      We can give no assurances that rates will, in the future, be sufficient to cover Global's costs and provide a return on its investment. In addition, future rates may not be adequate to provide cash flow to pay principal and interest on the debt of Global's subsidiaries' and affiliates and to enable its subsidiaries and affiliates to comply with the terms of debt agreements.

We May Not Have Access To Sufficient Capital In The Amounts And At The Times Needed

      Capital for our projects and investments has been provided by internally-generated cash flow and borrowings by us and our subsidiaries. We require continued access to debt capital from outside sources in order to efficiently fund our capital needs and assure the success of our future projects and acquisitions. Our ability to arrange financing on a non-recourse basis and the costs of capital depend on numerous factors including, among other things, general economic and market conditions, the availability of credit from banks and other financial institutions, investor confidence, the success of current projects and the quality of new projects.

      We can give no assurances that our current and future capital structure or financial condition will permit access to bank and debt capital markets. The availability of capital is not assured since it is dependent upon our performance and that of our other subsidiaries. As a result, there is no assurance that we or our subsidiaries will be successful in obtaining financing for our projects and acquisitions or funding the equity commitments required for such projects and acquisitions in the future.

We And Our Subsidiaries Are Subject To Substantial Competition From Well Capitalized Participants In The Worldwide Energy Markets

      We and our subsidiaries are subject to substantial competition in the United States and in international markets from:

      o     merchant generators;

      o     domestic and multi-national utility generators;

      o     fuel supply companies;

      o     engineering companies;

      o     equipment manufacturers;

      o     and affiliates of other industrial companies.

      Restructuring of worldwide energy markets, including the privatization of government-owned utilities and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to make investments on favorable terms and achieve our growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness, including short-term debt.

      Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the further splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the merchant generation business. Resources faces competition from numerous well-capitalized investment and finance company affiliates of banks, utilities and industrial companies. Energy Technologies faces substantial competition from utilities and their affiliates, and HVAC and mechanical contractors.

Power Transmission Facilities May Impact Our Ability To Deliver Our Output To Customers

      Our ability to sell and deliver our electric energy products and grow our business may be adversely impacted and our ability to generate revenues may be limited if:

      o     transmission is disrupted,

      o     transmission capacity is inadequate, or

      o     a region's power transmission infrastructure is inadequate.

Regulatory Issues Significantly Impact Our Operations

      Federal, state and local authorities impose substantial regulation and permitting requirements on the electric power generation business. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate our generation stations.

      We believe that we have obtained all material energy-related federal, state and local approvals including those required by the Nuclear Regulatory Commission (NRC), currently required to operate our generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. We cannot assure that we will be able to obtain any required regulatory approval in the future, or that we will be able to obtain any necessary extension in receiving any required regulatory approvals. Any failure to obtain or comply with any required regulatory approvals, could materially adversely affect our ability to operate our generation stations or sell electricity to third parties.

      We are subject to pervasive regulation by the NRC with respect to the operation of our nuclear generation stations. This regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. The NRC also requires continuous demonstrations that plant operations meet applicable requirements. The NRC has the ultimate authority to determine whether any nuclear generation unit may operate.

      We can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generation stations or that future changes in laws and regulations will not have a detrimental effect on our business.

Environmental Regulation May Limit Our Operations

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals currently required to own and operate our facilities or that these approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We can give no assurance that we will be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o     recover any resulting costs through future sales.

      Delay in obtaining or failure to obtain and maintain in full force and effect any environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of our existing facilities or sale of energy from these facilities or could result in significant additional cost to us.

We Are Subject To More Stringent Environmental Regulation Than Many Of Our Competitors

      Our facilities are subject to both federal and state pollution control requirements. Most of our generating facilities are located in the State of New Jersey. In particular, New Jersey's environmental programs are generally considered to be more stringent in comparison to similar programs in other states. As such, there may be instances where the facilities located in New Jersey are subject to more stringent and therefore, more costly pollution control requirements than competitive facilities in other states.

Insurance Coverage May Not Be Sufficient

      We have insurance for our facilities, including:

      o     all-risk property damage insurance;

      o     commercial general public liability insurance;

      o     boiler and machinery coverage;

      o     nuclear liability; and

      o for our nuclear generating units, replacement power and business interruption insurance in amounts and with deductibles that we consider appropriate.

      We can give no assurance that this insurance coverage will be available in the future on commercially reasonable terms nor that the insurance proceeds received for any loss of or any damage to any of our facilities will be sufficient to permit us to continue to make payments on our debt. Additionally, some of our properties may not be insured in the event of an act of terrorism.

Acquisition, Construction And Development Activities May Not Be Successful

      We may seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. This activity requires a significant lead time and requires us to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other development expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

      The construction, expansion or refurbishment of a generation, transmission or distribution facility may involve:

      o     equipment and material supply interruptions;

      o     labor disputes;

      o     unforeseen engineering environmental and geological problems; and

      o     unanticipated cost overruns.

The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the related contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event specified milestones, such as commencing commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under its project financing agreements. We can give no assurance that we will obtain access to the substantial debt and equity capital required to develop and construct new generation projects or to refinance existing projects to supply anticipated future demand.

Changes In Technology May Make Our Power Generation Assets Less Competitive

      A key element of our business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. While these methods are not currently cost-effective, it is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, our market share could be eroded and the value of our power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, which could affect our financial results.

Recession, Acts Of War Or Terrorism Could Negatively Impact Our Business

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our generation plants, fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus or in the documents or information incorporated by reference or deemed to be incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," and variations of such words and similar expressions are intended to identify forward-looking statements. The following review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures prior to the effective date of the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include:

      o the significant considerations and risks discussed in any incorporated document or prospectus supplement;

      o     general and local economic, market or business conditions;

      o industrial, commercial and residential growth in the markets we serve;

      o since a portion of our business is conducted outside the United States, adverse international developments;

      o demand (or lack thereof) for electricity, capacity and ancillary services in the markets served by our generation units;

      o     increasing competition from other companies;

      o the acquisition and development opportunities (or lack thereof) that may be presented to and pursued by us;

      o terrorist threats and activities, particularly with respect to our generation facilities, economic uncertainty caused by recent terror attacks on the United States and potential adverse reactions to United States anti-terrorism activities;

      o nuclear decommissioning and the availability of storage facilities for spent nuclear fuel;

      o     changes in laws or regulations that are applicable to us;

      o     environmental constraints on construction and operation;

      o     the rapidly changing market for energy products;

      o     licensing approval for our nuclear and other operating stations;

      o the ability to economically and safely operate our generating facilities in accordance with regulatory requirements;

      o the ability to obtain adequate and timely rate relief in our regulated businesses;

      o the ability to maintain insurance for our operations and facilities at reasonable rates;

      o     access to capital;

      o     credit, commodity and financial market risks; and

      o other factors, such as weather conditions, many of which are beyond our control.

      Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any related prospectus supplement are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                                 USE OF PROCEEDS

      Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including repayment of outstanding debt. The Trust will use all of the proceeds received from the sale of its preferred trust securities and common trust securities to purchase our trust debt securities.

           ACCOUNTING TREATMENT RELATING TO PREFERRED TRUST SECURITIES

      The financial statements of the Trust will be consolidated with our financial statements, with the preferred trust securities shown on our consolidated financial statements as our guaranteed preferred beneficial interest in trust debt securities. Our financial statements will include a footnote that discloses, among other things, that the assets of the Trust consist of our trust debt securities and will specify the designation, principal amount, interest rate or formula and maturity date of the trust debt securities.

           DESCRIPTION OF THE SENIOR AND SUBORDINATED DEBT SECURITIES

      We may issue from time to time one or more series of the senior debt securities under our Senior Indenture dated as of November 1, 1998 between us and Wachovia Bank, National Association (formerly known as First Union National
Bank), as Senior Trustee, or one or more series of the subordinated debt securities under our Subordinated Indenture to be entered into between us and Wachovia Bank, National Association, as Subordinated Trustee. The term "Trustee" refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. We will provide information about these debt securities in a prospectus supplement.

      The Senior Indenture and the form of Subordinated Indenture (sometimes together referred as the "Indentures" and, individually, as an "Indenture") are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to and governed by the Trust Indenture Act of 1939. We have summarized the material terms and provisions of the Indentures. Because this section is a summary, it does not describe every aspect of the debt securities and the Indentures. We urge you to read the Indenture that governs your debt securities for provisions that may be important to you.

Provisions Applicable to Both the Senior and Subordinated Indentures

General

      The debt securities will be our unsecured obligations. The senior debt securities will rank equally with all other of our unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness as described below under " Subordinated Indenture Provisions." In this section, unless the context requires, the words "we," "our," "ours" and "us" refer to Public Service Enterprise Group Incorporated and not its consolidated subsidiaries.

      Because we are a holding company and conduct all of our operations through our subsidiaries, holders of our debt securities will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders other than, in each case, where we are the creditor. As of March 31, 2002, PSE&G had 795,234 shares of its preferred stock outstanding with an aggregate par value of approximately $80 million. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. As of March 31, 2002, our subsidiaries had approximately $11.8 billion of debt outstanding.

      Each Indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement may be issued in an unlimited amount under that Indenture in one or more series, in each case as authorized by us from time to time.

      You should read the relevant prospectus supplement for a description of the material terms of any debt securities being offered, including:

      o the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

      o the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities of that series;

      o if less than the principal amount of the debt securities are payable upon acceleration of the maturity of the debt securities, the portion that will be payable or how this portion will be determined;

      o the date or dates, or how the date or dates will be determined or extended, on which the principal of the debt securities will be payable;

      o the rate or rates of interest, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined;

      o     the terms of any remarketing of the debt securities;

      o the date or dates from which interest, if any, on the debt securities will accrue or how the date or dates will be determined;

      o the interest payment dates, if any, and the record dates for any interest payments or how the date or dates will be determined;

      o the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

      o the right, if any, to extend interest payment periods and the duration of any extension;

      o     any optional redemption provisions;

      o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

      o whether the debt securities will be issued as registered securities, bearer securities or both and any applicable restrictions;

      o whether the debt securities will be issuable in temporary or permanent global form and any applicable restrictions or limitations;

      o the place or places where the principal of and any premium and interest on the debt securities will be payable and to whom and how those payments will be made;

      o whether the debt securities are convertible or exchangeable into any other securities and, if so, the applicable terms and conditions;

      o the denominations in which the debt securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of registered securities and $5,000 in the case of bearer securities;

      o the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

      o if other than the applicable Trustee, the identity of each security registrar and/or paying agent;

      o the applicability of the provisions of the applicable Indenture described below under "-- Satisfaction and Discharge, Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

      o whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

      o any deletions, additions or changes in the events of default in the applicable Indenture and any change in the right of the Trustee or the holders to declare the principal amount of the debt securities due and payable;

      o any deletions, additions or changes in the covenants in the applicable Indenture;

      o the applicability of or any change in the subordination provisions of the Indenture for a series of debt securities;

      o any provisions granting special rights to holders of the debt securities upon the occurrence of specified events; and

      o     any other material terms of the debt securities.

      If applicable, the prospectus supplement will also set forth information concerning any other securities offered thereby and a discussion of federal income tax considerations relevant to the debt securities being offered.

      For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include the payment of any additional amounts required by the terms of the debt securities.

      Debt securities may provide for less than the entire principal amount to be payable upon acceleration of the maturity date ("original issue discount securities"). Federal income tax and other matters concerning any original issue discount securities will be discussed in the applicable prospectus supplement.

      Neither Indenture limits the amount of debt securities that may be issued in distinct series from time to time. Debt securities issued under an Indenture are referred to, when a single Trustee is acting as trustee for all debt securities issued under an Indenture, as the "indenture securities." Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more different series of indenture securities. See "-- Resignation of Trustee" below. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term indenture securities will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of indenture securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the indenture securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

      The general provisions of the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Please refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

      We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous series of indenture securities and issue additional indenture securities of that series, unless the reopening was restricted when that series was created.

Denominations, Registration and Transfer

      Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The Indentures also provide that debt securities of a series may be issuable in global form. See "-- Book-Entry Debt Securities." Unless otherwise provided in the prospectus supplement, debt securities denominated in U.S. dollars (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of registered securities) and in the denomination of $5,000 (in the case of bearer securities). Unless otherwise indicated in the prospectus supplement, bearer securities will have interest coupons attached.

      Registered securities will be exchangeable for other registered securities of the same series. If provided in the prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

      Registered securities of a series may be presented for registration of transfer and debt securities of a series may be presented for exchange

      o at each office or agency required to be maintained by us for payment of that series as described in " Payment and Paying Agents" below, and

      o at each other office or agency that we may designate from time to time for those purposes.

      No service charge will be made for any transfer or exchange of debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

      We will not be required to

      o issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on

            - if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and

            - if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption, or, if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption;

      o register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

      o exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

      o issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be so repaid.

Payment and Paying Agents

      Unless otherwise provided in the prospectus supplement, premium, interest and additional amounts, if any, on registered securities will be payable at any office or agency to be maintained by us in Morristown, New Jersey and The City of New York, except that at our option interest may be paid

      o by check mailed to the address of the person entitled thereto appearing in the security register or

      o by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

      Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest.

      If debt securities of a series are issuable solely as bearer securities or as both registered securities and bearer securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency

      o outside the United States where, subject to any applicable laws and regulations, the principal of and premium, and interest, if any, on the series will be payable and

      o in The City of New York for payments with respect to any registered securities of that series (and for payments with respect to bearer securities of that series in the limited circumstances described below, but not otherwise);

provided that, if required in connection with any listing of debt securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for those debt securities in any city located outside the United States required by the applicable stock exchange. The initial locations of those offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of and premium, if any and interest, if any, on bearer securities may be paid by wire transfer to an account maintained by the person entitled thereto with a bank located outside the United States. Unless otherwise provided in the prospectus supplement, payment of installments of interest on any bearer securities on or before maturity will be made only against surrender of coupons for those interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal of and premium, if any and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in The City of New York if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

      We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

      The following will constitute events of default under each Indenture with respect to any series of debt securities, unless we state otherwise in the applicable prospectus supplement:

      o we do not pay interest on a debt security of that series within 30 days of its due date;

      o we do not pay principal of, or any premium on, a debt security of the series on its due date;

      o we do not deposit any sinking fund payment when due by the terms of any debt security of that series;

      o we remain in breach of a covenant in respect of the debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of debt securities of the series;

      o we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events in bankruptcy, insolvency or reorganization occur; and

      o any other event of default provided with respect to debt securities of that series occurs.

      We are required to file with the applicable Trustee, annually, an officer's certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the applicable Trustee may withhold notice to the holders of debt securities of a series of any default (except payment defaults on the debt securities of that series) if it considers it in the interest of the holders of debt securities of such series to do so.

      If an event of default with respect to debt securities of a series has occurred and is continuing, the applicable Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be due and payable immediately.

      Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of debt securities of that series, unless the holders have offered the Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with that request. Subject to such provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

      The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series and any related coupons, waive any past default with respect to that series and its consequences, except a default

      o in the payment of the principal of, or premium, or interest, if any, on any debt security of that series or any related coupons or

      o relating to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment.

Merger or Consolidation

      Each Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any person, unless either we are the continuing corporation or such corporation or person assumes by supplemental indenture all of our obligations under such Indenture and the securities issued thereunder and immediately after the transaction no default shall exist.

Modification or Waiver

      Modification and amendment of an Indenture may be made by us and the Trustee thereunder with the consent of the holders of a majority in principal amount of all outstanding indenture securities issued thereunder that are affected by the modification or amendment. The consent of the holder of each outstanding indenture security affected is, however, required to:

      o change the maturity of the principal of or any installment of principal of or interest on that indenture security;

      o reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, that indenture security, or change the manner of calculation thereof;

      o change our obligation, if any, to pay additional amounts in respect of that indenture security;

      o reduce the portion of the principal of an original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity date thereof or provable in bankruptcy;

      o adversely affect any right of repayment at the option of the holder of that indenture security;

      o change the place or currency of payment of principal, premium or interest on that indenture security;

      o impair the right to institute suit for the enforcement of any such payment on or after the maturity date, redemption date or repayment date;

      o adversely affect any right to convert or exchange that indenture security;

      o reduce the percentage in principal amount of that outstanding indenture securities required to amend or waive compliance with certain provisions of the applicable Indenture or to waive certain defaults;

      o     reduce the requirements for voting or quorum described below; or

      o modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each indenture security affected thereby.

      In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each outstanding subordinated security affected thereby, modify any of the provisions of that Indenture relating to the subordination of the subordinated securities in a manner adverse to the holders and no such modification or amendment may adversely affect the rights of any holder of senior indebtedness described under the caption "-- Subordinated Indenture Provisions" without the consent of that holder of senior indebtedness.

      The holders of a majority in aggregate principal amount of outstanding indenture securities have the right to waive our compliance with certain covenants in the applicable Indenture.

      Modification and amendment of an Indenture may be made by the applicable Trustee and us, without the consent of any holder, for any of the following purposes:

      o to evidence the succession of another person to us as obligor under such Indenture;

      o to add to our covenants for the benefit of the holders of all or any series of indenture securities issued under the Indenture or to surrender any right or power conferred upon us by the Indenture;

      o to add events of default for the benefit of the holders of all or any series of indenture securities;

      o to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, bearer securities, or to permit or facilitate the issuance of indenture securities in uncertificated form, provided that any such actions do not adversely affect the holders of the indenture securities or any related coupons;

      o to change or eliminate any provisions of the Indenture, as long as that change or elimination will become effective only when there are no indenture securities outstanding entitled to the benefit of those provisions;

      o to secure the indenture securities under the applicable Indenture pursuant to any requirements of the Indenture, or otherwise;

      o to establish the form or terms of indenture securities of any series and any related coupons;

      o to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

      o to cure any ambiguity, defect or inconsistency in the Indenture, provided that action does not adversely affect the interests of holders of indenture securities of a series issued thereunder or any related coupons in any material respect; or

      o to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of indenture securities thereunder, provided that the action does not adversely affect the interests of the holders of any indenture securities and any related coupons in any material respect.

      In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of indenture securities thereunder,

      o the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof,

      o the principal amount of an indexed security that may be counted in making such determination will be equal to the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the Indenture and

      o indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor shall be disregarded.

      Each Indenture contains provisions for convening meetings of the holders of indenture securities of a series if indenture securities of that series are issuable as bearer securities. A meeting may be called at any time by the applicable Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding indenture securities of that series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each indenture security affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding indenture securities of that series; except that any resolution with respect to any action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding indenture securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding indenture securities of that series. Any resolution passed or decision taken at any meeting of holders of indenture securities of a series held in accordance with the applicable Indenture will be binding on all holders of indenture securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding indenture securities of a series; except that, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding indenture securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding indenture securities of that series will constitute a quorum.

Satisfaction and Discharge, Full Defeasance and Covenant Defeasance

      We may discharge certain of our obligations to holders of debt securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to make interest, principal and any other payments on the debt securities on their various due dates.

      Each Indenture provides that, if the series of the debt securities provides for it, we may elect either to defease and be discharged from any and all obligations with respect to the debt securities and any related coupons, with certain limited exceptions (this is called "full defeasance") or to be released from our obligations under any specified covenant with respect to those debt securities and any related coupons, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities and any related coupons (this is called "covenant defeasance").

      In order to effect full defeasance or covenant defeasance, we must deposit for the benefit of all holders of the debt securities of the particular series a combination of cash and/or U.S. government securities or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on the debt securities on their various due dates.

      A trust may only be established if, among other things, we have delivered to the applicable Trustee a legal opinion stating that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the legal opinion, in the case of full defeasance must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

      In the event we effect covenant defeasance with respect to any debt securities and any related coupons and those debt securities and coupons are declared due and payable because of the occurrence of certain events of default with respect to any covenant as to which there has been covenant defeasance, the amount of funds on deposit with the applicable Trustee will be sufficient to pay amounts due on those debt securities and coupons at the time of their stated maturity date but may not be sufficient to pay amounts due on those debt securities and coupons at the time of the acceleration resulting from the event of default. In such case, we would remain liable to make payment of those amounts due at the time of acceleration.

      If the applicable Trustee or any paying agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then our obligations under the Indenture and the debt securities and any related coupons will be revived and reinstated as though no deposit had occurred pursuant to the Indenture, until the Trustee or paying agent is permitted to apply all such money in accordance with such Indenture.

      The prospectus supplement may further describe the provisions, if any, permitting full defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

      Debt securities of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (a "global security"). Unless otherwise provided in the prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on debt securities represented by a global security will be made by us to the applicable Trustee and then by such Trustee to the depositary.

      We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that global securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; those laws may limit the transferability of beneficial interests in a Global Security.

      If

      o DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

      o we determine, in our sole discretion, not to have any debt securities represented by one or more global securities; or

      o an event of default under the applicable Indenture has occurred and is continuing, then we will issue individual debt securities in certificated form in exchange for the relevant global securities.

      In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such debt securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The applicable Trustee will deposit the global securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the debt securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations that directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participant's Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities must be made by or through a direct participant, which will receive a credit for the debt securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participant's records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations, along with periodic statements of their holdings, from the participants through which they entered into the transaction.

      Transfers of interests in the global securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in debt securities will not be issued unless the use of global securities is suspended.

      The depositary has no knowledge of the actual purchasers of global securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

      Notices among the Depositary, Participants and Actual Purchasers. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Any redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the debt securities are credited at that time.

      Payments. Principal and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the applicable Trustee or us, subject to any legal requirements in effect at that time.

      We are responsible for payment of principal, interest and premium, if any, to the applicable Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to the applicable paying agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, debt security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be direct participants in DTC.

      None of any underwriter or agent, the Trustees, any applicable paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation of Trustee

      The Trustee may resign or be removed with respect to one or more series of indenture securities and a successor Trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as Trustee with respect to different series of indenture securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other Trustee, and any action described herein to be taken by the Trustee may then be taken by each Trustee with respect to, and only with respect to, the one or more series of indenture securities for which it is Trustee.

Subordinated Indenture Provisions

      Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and premium and interest, if any, on subordinated securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to make payment of the principal of and premium and interest, if any, on the subordinated securities will not otherwise be affected. In addition, no payment on account of principal or premium, sinking fund or interest, if any, may be made on the subordinated securities at any time unless full payment of all amounts due in respect of the principal and premium, sinking fund and interest on Senior Indebtedness has been made or duly provided for in money.

      In the event that, notwithstanding the foregoing, any payment by us is received by the Subordinated Trustee or the holders of any of the subordinated securities before all Senior Indebtedness is paid in full, the payment or distribution shall be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution, the holders of the subordinated securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated securities.

      By reason of the subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture.

      "Senior Indebtedness" is defined in the Subordinated Indenture as the principal of and premium, if any, and unpaid interest on

      o our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the junior subordinated debt securities, and

      o renewals, extensions, modifications and refundings of any of this indebtedness.

      The subordinated securities, are pari passu with and equal in right of payment to our 7.44% Deferrable Interest Subordinated Debentures, Series A, our Floating Rate Deferrable Interest Subordinated Debentures, Series B, our 7.25% Deferrable Interest Subordinated Debentures, Series C and any guarantees issued in connection therewith and will be pari passu with and equal in right of payment to any debt securities or guarantees which may be issued in connection with issuances of trust preferred securities by the Trust.

      If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Governing Law

      The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New Jersey.

      The Trustee under the Senior Indenture and the Subordinated Indenture

      Wachovia Bank, National Association, the Trustee under our Senior Indenture dated as of November 1, 1998 with respect to our senior debt securities, will also be trustee under the Subordinated Indenture with respect to our Subordinated Securities and the Trust Debt Indenture with respect to our trust debt securities. Wachovia Bank, National Association, is trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

                    DESCRIPTION OF THE TRUST DEBT SECURITIES

General

      The trust debt securities will be issued in one or more series under the Trust Debt Indenture to be entered into between us and Wachovia Bank, National Association. The initial series of trust debt securities is provided for in the form of the Trust Debt Indenture which is filed as an exhibit to the registration statement of which this prospectus is part. The ranking of each series of trust debt securities will be specified in the applicable prospectus supplement. Each series of junior subordinated trust debt securities will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Trust Debt Indenture, to all of our Senior Indebtedness. See "-- Subordination." The Trust Debt Indenture does not limit the incurrence or issuance of Senior Indebtedness by us.

      You should read the relevant prospectus supplement for a description of the material terms of any series of trust debt securities being offered, including:

      o     the title of the series of trust debt securities;

      o the aggregate principal amount of the series and any limit on the aggregate principal amount of such series of trust debt securities;

      o the date or dates on which the principal of the trust debt securities shall be payable or how the date or dates will be determined;

      o the interest rate or rates, which may be fixed or variable, that the trust debt securities will bear, if any, or how the rate or rates will be determined;

      o     any terms regarding redemption;

      o     the ranking of the series of trust debt securities;

      o the maximum Extension Period for such series of trust debt securities; and

      o     any other material terms of the series of trust debt securities.

      Certain federal income tax consequences and special considerations relating to the applicable series of trust debt securities will be described in an accompanying prospectus supplement.

Option to Extend Interest Payment Period

      Under the Trust Debt Indenture, we have the right to defer payments of interest by extending the interest payment period for a series of trust debt securities for up to the specified maximum extension period provided for that series, except that no extension period can extend beyond the maturity or any redemption date of that series of trust debt securities. We can also extend or shorten an existing extension period. At the end of an extension period, we will be obligated to pay all interest then accrued and unpaid (together with interest on those accrued and unpaid amounts to the extent permitted by applicable law). During any extension period, we may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock. Upon the termination of any extension period and the payment of all amounts then due, we can elect to begin a new extension period. We will be required to give notice to the Trustee and cause the Trustee to give notice to the holders of the applicable series of trust debt securities of our election to begin an extension period, or any shortening or extension of a period in advance of the applicable record date.

Subordination

      Payments on the junior subordinated debt trust securities will be subordinated to the prior payment in full of all amounts payable on our Senior Indebtedness.

      "Senior Indebtedness" is defined in the Trust Debt Indenture as the principal of and premium, if any, and unpaid interest on

      o our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the Trust Debt Indenture or created later, incurred, assumed or guaranteed, for money borrowed, unless the terms of that indebtedness provide that it is not senior or prior in right of payment to the junior subordinated trust debt securities, and

      o renewals, extensions, modifications and refundings of that indebtedness.

      Upon any payment or distribution of our assets or securities, upon our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on the Senior Indebtedness after the commencement of a bankruptcy, insolvency or similar proceeding) will be paid in full before the holders of the junior subordinated trust debt securities will be entitled to receive from us any payment of principal of, premium, if any, or interest on, the junior subordinated trust debt securities or distributions of any assets or securities.

      No direct or indirect payment by or on our behalf of principal of, premium, if any, or interest on, the junior subordinated trust debt securities will be made if there is

      o a default in the payment of all or any portion of any Senior Indebtedness or

      o any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, the required notice has been given to the Trustee and the default has not have been cured or waived by or on behalf of the holders of the Senior Indebtedness.

      If the Trustee or any holder of the junior subordinated trust debt securities receives any payment of the principal of, premium, if any, or interest on, the junior subordinated trust debt securities when that payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then that payment will be received and held in trust for the holders of Senior Indebtedness and will be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay the Senior Indebtedness in full.

      Nothing in the Trust Debt Indenture limits the right of the Trustee or the holders of the junior subordinated trust debt securities to take any action to accelerate the maturity of the junior subordinated trust debt securities or to pursue any rights or remedies against us, as long as all Senior Indebtedness is paid before holders of the junior subordinated trust debt securities are entitled to receive any payment from us of principal of, premium, if any, or interest on, the junior subordinated trust debt securities.

      Upon the payment in full of all Senior Indebtedness, the holders of the junior subordinated trust debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments from us or distributions of our assets made on the Senior Indebtedness until the junior subordinated trust debt securities are paid in full.

Denominations, Registration and Transfer

      Trust debt securities of a series are issuable only in registered form. The Trust Debt Indenture also provides that trust debt securities of a series may be issuable in global form. See "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities." Unless otherwise provided in the prospectus supplement, trust debt securities (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000.

      Trust debt securities will be exchangeable for other registered securities of the same series. Registered securities of a series may be presented for registration of transfer and for exchange

      o at each office or agency required to be maintained by us for payment of such series as described in " Payment and Paying Agents" below, and

      o at each other office or agency that we may designate from time to time for those purposes.

      No service charge will be made for any transfer or exchange of trust debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

      We will not be required to

      o issue, register the transfer of or exchange trust debt securities during a period beginning at the opening of business 15 days before any selection of trust debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

      o register the transfer of or exchange any trust debt security, or portion thereof, called for redemption, except the unredeemed portion of any trust debt security being redeemed in part; or

      o issue, register the transfer of or exchange any trust debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the trust debt security not to be so repaid.

Payment and Paying Agents

      Unless otherwise provided in the prospectus supplement, premium, if any, and interest, if any, on trust debt securities will be payable at any office or agency to be maintained by us in Morristown, New Jersey and The City of New York, except that at our option interest may be paid

      o by check mailed to the address of the person entitled thereto appearing in the security register or

      o by wire transfer to an account maintained by the person entitled thereto as specified in the security register. Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for trust debt securities will be made to the person in whose name the trust debt security is registered at the close of business on the regular record date for that interest.

      We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Certain Additional Covenants

      We will covenant that we may not declare or pay any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock

      o     during an extension period,

      o if there has occurred and is continuing an event of default under the Trust Debt Indenture, or

      o     if we are in default under the preferred securities guarantee.

      Any waiver of any event of default will require the approval of at least a majority of the aggregate principal amount of the trust debt securities of a particular series or, if the trust debt securities are held by the Trust, the approval of the holders of at least a majority in aggregate liquidation amount of the preferred trust securities of the Trust; except that an event of default resulting from the failure to pay the principal of, premium, if any, or interest on, the trust debt securities cannot be waived.

Modification of the Trust Debt Indenture

      We and the Trustee, without notice to or the consent of any holders of trust debt securities, may amend or supplement the Trust Debt Indenture for any of the following purposes:

      o     to cure any ambiguity, defect or inconsistency;

      o to comply with the provisions of the Trust Debt Indenture regarding consolidation, merger or sale, conveyance, transfer or lease of our properties as an entirety or substantially as an entirety;

      o to provide for uncertificated trust debt securities in addition to or in place of certificated trust debt securities;

      o to make any other change that does not in our reasonable judgment adversely affect the rights of any holder of the trust debt securities; or

      o to set forth the terms and conditions, which shall not be inconsistent with the Trust Debt Indenture, of any additional series of trust debt securities and the form of trust debt securities of that series.

      In addition, we and the Trustee may modify the Trust Debt Indenture or any supplemental indenture or waive our future compliance with the provisions of the Trust Debt Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the trust debt securities of each affected series except that we need the consent of each holder of affected trust debt securities, for any modification that would:

      o reduce the principal amount of, or interest on, the trust debt securities or change how the principal or interest is calculated;

      o reduce the principal amount of outstanding trust debt securities of any series the holders of which must consent to an amendment of the Trust Debt Indenture or a waiver;

      o change the stated maturity of the principal of, or interest on, the trust debt securities;

      o change the redemption provisions applicable to the trust debt securities adversely to the holders thereof;

      o impair the right to institute suit for the enforcement of any payment with respect to the trust debt securities;

      o change the currency in which payments with respect to the trust debt securities are to be made; or

      o change the ranking provisions applicable to the trust debt securities adversely to the holders thereof.

If the trust debt securities are held by the Trust, no modification will be made that adversely affects the holders of the preferred trust securities of the Trust, and no waiver of any event of default with respect to the trust debt securities or compliance with any covenant under the Trust Debt Indenture will be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the preferred trust securities of the Trust or the holder of each preferred trust security, as applicable.

Events of Default

      The following are events of default under the Trust Debt Indenture with respect to any series of trust debt securities unless we state otherwise in the applicable prospectus supplement:

      o we do not pay interest on a trust debt security of the series within 30 days of its due date (other than the deferral of interest payments during an extension period);

      o we do not pay the principal of, or premium on, a trust debt security of the series on its due date;

      o we remain in breach of a covenant in respect of the trust debt securities of the series for 60 days after we receive written notice of default stating we are in breach;

      o we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events of bankruptcy, insolvency or reorganization occur.

      In case an event of default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization affecting us in which case the principal of, premium, if any, and any interest on, all of the trust debt securities shall become immediately due and payable, the Trustee or the holders of at least 25% in aggregate principal amount of the trust debt securities of that series may declare the principal, together with interest accrued thereon, of all the trust debt securities of that series to be due and payable. If neither the Trustee nor the holders make that declaration then, if the trust debt securities are held by the Trust, the holders of at least 25% in aggregate liquidation amount of the preferred trust securities shall have the right to make that declaration by written notice to us and the Trustee. The holders of at least a majority in aggregate principal amount of the series of trust debt securities, by notice to the Trustee, can rescind an acceleration, but if the declaration was made by the holders of the preferred trust securities, the holders of at least a majority in aggregate liquidation amount of the preferred trust securities must consent to the rescission of the acceleration. We will be required to furnish to the Trustee an annual statement as to our compliance with all conditions and covenants under the Trust Debt Indenture and the trust debt securities and as to any event of default.

Consolidation, Merger, Sale or Conveyance

      We may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, unless

      o the successor person is organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the trust debt securities and the Trust Debt Indenture;

      o     immediately after the transaction, no default exists; and

      o     certain other conditions in the Trust Debt Indenture are met.

Defeasance and Discharge

      Under the terms of the Trust Debt Indenture, we will be discharged from any and all obligations in respect of the trust debt securities of any series if, among other conditions, we deposit with the Trustee, in trust, (1) cash and/or (2) U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest principal and other payments on the trust debt securities on their various due dates.

Information Concerning the Trustee

      Subject to the provisions of the Trust Debt Indenture relating to its duties, the Trustee will be under no obligation to exercise any of its rights or powers under the Trust Debt Indenture at the request or direction of the holders of any series of trust debt securities or the holders of the preferred trust securities, unless those holders provide to the Trustee reasonable security and indemnity. If the required indemnity is provided, the holders of at least a majority in aggregate principal amount of any series of trust debt securities affected or the holders of at least a majority in aggregate liquidation amount of the preferred trust securities (with each series voting as a class), as applicable, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to that series of trust debt securities or exercising any trust or power conferred on the Trustee.

      The Trust Debt Indenture will contain limitations on the right of the Trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of an event of default
(1) it is our creditor or (2) there is a default under the indenture(s) referred to below.

      Wachovia Bank, National Association will be the Trustee under our Trust Debt Indenture and also is the trustee under our Senior Indenture and will be trustee under our Subordinated Indenture and is trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

Governing Law

     The Trust Debt Indenture and the trust debt securities will be governed by and construed in accordance with the laws of the State of New Jersey.

                  DESCRIPTION OF THE PREFERRED TRUST SECURITIES

      The Trust may issue preferred trust securities and common trust securities under the Trust Agreement, which we refer to in this prospectus as the "trust securities." Material provisions of the Trust Agreement are summarized below. Because this section is a summary, it does not describe every aspect of the trust securities and the Trust Agreement. The form of Trust Agreement was filed with the SEC and you should read the Trust Agreement for provisions that may be important to you. The Trust Agreement has been qualified as an indenture under the Trust Indenture Act of 1939.

General

      The Trust Agreement authorizes the Trust to issue the preferred trust securities and the common trust securities. These trust securities will represent undivided beneficial interests in the assets of the Trust. We will own all of the issued and outstanding common trust securities of the Trust, with an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. When the Trust issues its preferred trust securities, holders of the preferred trust securities will own all of the issued and outstanding preferred trust securities of the Trust. The preferred trust securities will be substantially identical to the common trust securities and will rank equally with the common trust securities, except as described under "Subordination of Common Trust Securities." The proceeds from the sale of the preferred trust securities and the common trust securities will be used by the Trust to purchase our trust debt securities which will be held in trust by the property trustee for the benefit of the holders of the trust securities. We will execute a guarantee agreement for the benefit of the holders of preferred trust securities (the "guarantee") which will be subordinate and junior in right of payment to all of our general liabilities. Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation with respect to the preferred trust securities, but only to the extent the Trust holds funds available for these payments and has not made them. See "Description of the Preferred Securities Guarantee" below.

      A prospectus supplement relating to the preferred trust securities will include specific terms of those securities and of the trust debt securities. For a description of some specific terms that will affect both the preferred trust securities and the trust debt securities and your rights under each, see "Description of the Trust Debt Securities" above.

Distributions

      The only income of the Trust available for distribution to the holders of preferred trust securities will be payments on the trust debt securities. If we fail to make interest payments on the trust debt securities, the Trust will not have funds available to pay distributions on preferred trust securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed by us as described below.

      Distributions on the preferred trust securities will be payable at a rate specified (or at a rate whose method of determination is described) in an accompanying prospectus supplement. Unless otherwise specified in the prospectus supplement, the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Unless otherwise specified in the prospectus supplement, distributions on the preferred trust securities will be cumulative and will accumulate whether or not there are funds of the Trust available for payment of distributions from the date of original issuance and will be payable in arrears on the dates specified in the prospectus supplement except as otherwise described below. Unless otherwise specified in the prospectus supplement, distribution payments due on a day that is not a business day will be made on the next day that is a business day (and without any interest or other payment in respect to the delay), except that if the next business day falls in the next calendar year, payment will be made on the immediately preceding business day (each date on which distributions are payable as described is referred to as a "distribution date"). Unless otherwise specified in the prospectus supplement, a "business day" means any day other than a Saturday, Sunday or a day on which banks in The City of New York or the State of New Jersey are required to remain closed.

      Distributions on the preferred trust securities will be payable to the holders thereof as they appear on the securities register of the Trust on the relevant record date, which, as long as the preferred trust securities remain in book-entry-only form, will be one business day prior to the relevant distribution date. Payments will be made as described under "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities." In the event that any preferred trust securities are not in book-entry-only form, the relevant record date for those preferred trust securities will be specified in the applicable prospectus supplement.

      So long as no event of default has occurred and is continuing with respect to the trust debt securities, we will have the right to time to defer payments of interest by extending the interest payment period on the trust debt securities for up to the maximum period specified in the accompanying prospectus supplement except that no extension period can extend beyond the maturity or any redemption date of the trust debt securities. We can also extend or shorten an existing extension period. If interest payments on the trust debt securities are deferred, distributions on the preferred trust securities would also be deferred by the Trust during that extension period, but the amount of distributions to which holders of the preferred trust securities would be entitled will continue to accumulate at the annual rate applicable to those distributions, compounded with the same frequency with which distributions are payable. During any extension period, we may not declare or pay any distribution on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock. Upon the termination of any extension period and the payment of all amounts then due, we can elect to begin a new extension period. See "Description of the Trust Debt Securities -- Option to Extend Interest Payment Period."

Redemption

      Upon the payment of the trust debt securities at maturity or upon redemption, the proceeds from that payment will be applied by the property trustee to redeem the same amount of the trust securities at a redemption price equal to the liquidation amount of the trust securities plus all accumulated and unpaid distributions to the redemption date. The redemption terms of the trust debt securities and the trust securities will be set forth in the accompanying prospectus supplement.

      If less than all the trust securities are to be redeemed on a redemption date, then the aggregate amount of trust securities to be redeemed will be selected by the property trustee among the preferred trust securities and common trust securities pro rata based on the respective aggregate liquidation amounts of the preferred trust securities and common trust securities, subject to the provisions of "-- Subordination of Common Trust Securities" below.

Redemption Procedures

      Notice of any redemption of trust securities will be given by the property trustee to the holders of the trust securities to be redeemed not less than 30 nor more than 60 days prior to the redemption date. If a notice of redemption is given with respect to any trust securities, then, to the extent funds are available therefor, the Trust will irrevocably deposit with the paying agent for the trust securities funds sufficient to pay the applicable redemption price for the trust securities being redeemed on the redemption date and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the trust securities upon surrender thereof. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust securities called for redemption shall be payable to the holders of the trust securities as they appear on the securities register for the trust securities on the relevant record dates for the related distribution dates.

      If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of the trust securities so called for redemption will cease, except the right of the holders of the trust securities to receive the redemption price, but without interest thereon, and the trust securities will cease to be outstanding. In the event that any redemption date for trust securities is not a business day, then the redemption price will be payable on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day falls in the next calendar year, the redemption price will be payable on the immediately preceding business day. In the event that payment of the redemption price in respect of any trust securities called for redemption is improperly withheld or refused and not paid either by the Trust thereof or by us pursuant to the guarantee as described under "Description of the Preferred Securities Guarantee," Distributions on those trust securities will continue to accumulate at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the redemption date for purposes of calculating the redemption price.

      Subject to applicable law, including United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding preferred trust securities by tender, in the open market or by private agreement.

      If preferred trust securities are partially redeemed on a redemption date, a corresponding percentage of the common trust securities will be redeemed. The particular preferred trust securities to be redeemed will be selected by the property trustee by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the preferred trust security registrar in writing of the preferred trust securities selected for redemption and, where applicable, the partial amount to be redeemed.

Subordination of Common Trust Securities

      Payments on the trust securities will be made pro rata based on the respective aggregate liquidation amounts of the common and preferred trust securities. If an event of default has occurred and is continuing with respect to the trust debt securities, no payments will be made on any common trust securities unless payment in full in cash of all accumulated and unpaid distributions on all outstanding preferred trust securities for all distribution periods terminating on or prior to that time, or in the case of a dissolution or redemption, the full amount of the redemption price or liquidation distribution on all outstanding preferred trust securities shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all payments on all outstanding preferred trust securities then due and payable.

      If an event of default has occurred and is continuing with respect to the trust debt securities, the holder of the common trust securities will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated with respect to the preferred trust securities. Until the event of default has been cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred trust securities and not on behalf of us, as holder of the common trust securities, and only the holders of the preferred trust securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

      Under the Trust Agreement, the Trust will be dissolved on the earliest to occur of:

      o     the expiration of the term of the Trust;

      o our bankruptcy, dissolution or liquidation or an acceleration of the maturity of the trust debt securities held by the Trust;

      o our election to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, the distribution of the trust debt securities to the holders of the trust securities;

      o     the redemption of all the trust securities; and

      o an order for the dissolution of the Trust entered by a court of competent jurisdiction.

      Our election to dissolve the Trust shall be made by giving written notice to the trustees not less than 30 days prior to the date of distribution of the trust debt securities and shall be accompanied by a legal opinion stating that the event will not be a taxable event to the holders of the trust securities for federal income tax purposes.

      If the Trust is dissolved as a result of the expiration of its term, a bankruptcy event, acceleration of maturity of the trust debt securities or a court order, it will be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of its trust securities a like amount of the trust debt securities, unless that distribution is determined by the property trustee not to be practical, in which event holders will be entitled to receive out of the Trust's assets available for distribution to holders, after satisfaction of liabilities to its creditors as provided by applicable law, an amount equal to the aggregate liquidation amount per trust security specified in the accompanying prospectus supplement plus accumulated and unpaid distributions to the date of payment (the "liquidation distribution"). If the liquidation distribution with respect to the preferred trust securities can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the preferred trust securities shall be paid on a pro rata basis. The holders of the common trust securities will be entitled to receive the liquidation distribution upon any liquidation pro rata with the holders of preferred trust securities, except that if an event of default has occurred and is continuing, the preferred trust securities will have a priority over the common trust securities with respect to payment of the liquidation distribution.

Trust Agreement Event of Default; Notice

      An event of default with respect to the trust debt securities will constitute a "Trust Agreement event of default" with respect to the preferred trust securities.

      Within 90 days after the occurrence of any Trust Agreement event of default actually known to the property trustee, the property trustee will send notice of it to the holders of the trust securities, the administrative trustee and us, unless it has been cured or waived. We and the administrative trustee are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Trust Agreement.

      Under the Trust Agreement, if the property trustee has failed to enforce its rights under the Trust Agreement or the Trust Debt Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Trust Debt Indenture, any holder of the preferred trust securities may institute a legal proceeding directly to enforce the property trustee's rights under the Trust Agreement or the Trust Debt Indenture with respect to trust debt securities having an aggregate principal amount equal to the aggregate liquidation amount of the preferred trust securities of such holder without first instituting a legal proceeding against the property trustee or any other person. To the extent that any action under the Trust Debt Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the trust debt securities, holders of that specified percentage of the preferred trust securities may take that action if it is not taken by the property trustee. If a Trust Agreement event of default attributable to our failure to pay principal of or premium, if any, or interest on the trust debt securities has occurred and is continuing, then each holder of preferred trust securities may institute a legal proceeding directly against us for enforcement of payment to that holder, all as provided in the Trust Debt Indenture.

      If an event of default has occurred and is continuing with respect to a series of trust debt securities, the preferred trust securities will have a preference over the common trust securities with respect to the payment of distributions and amounts payable on redemption and liquidation as described above. See " Liquidation Distribution upon Dissolution" and "-- Subordination of Common Trust Securities."

Removal of Trustees

      Unless a Trust Agreement event of default has occurred and is continuing, we, as the holder of the common trust securities, may remove any trustee under the trust agreement at any time. If a Trust Agreement event of default has occurred and is continuing, the holders of a majority of the total liquidation amount of the outstanding preferred trust securities may remove the property trustee or the Delaware trustee, or both of them. We, as the holder of the common trust securities, may remove the administrative trustee at any time. Any resignation or removal of a trustee under the trust agreement will take effect only on the acceptance of appointment by the successor trustee.

      Holders of preferred trust securities will have no right to appoint or remove the administrative trustee of the Trust, who may be appointed, removed or replaced solely by us as the holder of the common trust securities.

Co-Trustees and Separate Property Trustee

      Unless a Trust Agreement event of default has occurred and is continuing, in order to meet various legal requirements, the holder of the common trust securities and the administrative trustee shall have the power

      o to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of specified trust property, or to act as separate trustee of that trust property, and

      o to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement.

      If a Trust Agreement event of default has occurred and is continuing, only the property trustee will have power to make this appointment.

Merger or Consolidation of Trustees

      Any corporation or other entity into which any trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any trustee, shall be the successor of such trustee under the Trust Agreement, as long as the corporation or other entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

      The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in "-- Liquidation Distribution upon Dissolution." The Trust may, at our request, with the consent of the administrative trustee and without the consent of the holders of the trust securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state, as long as

      o     the successor entity either

            - expressly assumes all of the obligations of the Trust with respect to the trust securities or

            - substitutes for the trust securities other securities substantially similar to the trust securities (the "successor securities") so long as the successor securities rank the same as the trust securities with respect to the payment of distributions and payments upon redemption, liquidation and otherwise;

      o we appoint a trustee of the successor entity with the same powers and duties as the property trustee with respect to the trust debt securities;

      o the successor securities are listed on any national securities exchange or other organization on which the trust securities are then listed;

      o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the rating of preferred trust securities (including any successor securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization;

      o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect;

      o the successor entity has a purpose substantially similar to that of the Trust;

      o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we and the property trustee have received a legal opinion stating that

            - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect, and

            - following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, and the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

      o we or any permitted successor assignee own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee and Trust Agreement.

      The Trust will not, except with the consent of all holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that action would cause the Trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

      Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the trust securities will have no voting rights.

      The Trust Agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust securities, (1) to cure any ambiguity, defect or inconsistency or (2) to make any other change that does not adversely affect in any material respect the interests of any holder of the preferred trust securities.

      The Trust Agreement may be amended by us and the trustees in any other respect, with the consent of the holders of a majority in aggregate liquidation amount of the outstanding preferred trust securities, except to

      o change the amount, timing or currency or otherwise adversely affect the method of payment of any distribution or liquidation distribution,

      o restrict the right of a holder of any preferred trust securities to institute suit for enforcement of any distribution, redemption price or liquidation distribution,

      o     change the purpose of the Trust,

      o authorize the issuance of any additional beneficial interests in the Trust,

      o     change the redemption provisions,

      o change the conditions precedent for us to elect to dissolve the Trust and distribute the trust debt securities to the holders of the preferred trust securities or

      o affect the limited liability of any holder of the preferred trust securities, which amendment requires the consent of each affected holder of the preferred trust securities.

      No amendment may be made without receipt by the Trust of a legal opinion stating that the amendment will not affect the Trust's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act of 1940.

      The Trustees shall not

      o direct the time, method and place of conducting any proceeding for any remedy available to a trustee under the Trust Debt Indenture or executing any trust or power conferred on that trustee with respect to the trust debt securities,

      o     waive any past default under the Trust Debt Indenture,

      o exercise any right to rescind or annul an acceleration of the principal of the trust debt securities or

      o consent to any amendment or modification of the Trust Debt Indenture, where consent shall be required, without, in each case, obtaining the consent of the holders of a majority in aggregate liquidation amount of all outstanding preferred trust securities; provided, however, that where a consent under the Trust Debt Indenture would require the consent of each affected holder of trust debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the preferred trust securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred trust securities except by subsequent vote of those holders. The property trustee shall notify all holders of preferred trust securities of any notice received from the trustee under the Trust Debt Indenture as a result of the Issuer thereof being the holder of the trust debt securities. In addition to obtaining the consent of the holders of the preferred trust securities prior to taking any of these actions, the trustees shall obtain a legal opinion stating that the Trust will not be classified as an association taxable as a corporation or a partnership for federal income tax purposes as a result of that action and will continue to be classified as a grantor trust for federal income tax purposes.

      Any required consent of holders of preferred trust securities may be given at a meeting of holders of the preferred trust securities convened for that purpose or pursuant to written consent without a meeting and without prior notice. The property trustee will cause a notice of any meeting at which holders of preferred trust securities are entitled to vote, to be given to each holder of record of preferred trust securities in the manner set forth in the Trust Agreement.

      Notwithstanding that holders of preferred trust securities are entitled to vote or consent under certain circumstances, any preferred trust securities that are owned by us, the Trustees or any affiliate of ours or any Trustee shall, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Trust Securities

      Unless otherwise specified in the applicable prospectus supplement, the preferred trust securities will initially be issued in fully registered global form that will be deposited with, or on behalf of, a depositary. Global preferred trust securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global preferred trust security is exchanged in whole or in part for the individual preferred trust securities represented thereby, the depositary holding the global preferred trust security may transfer the global preferred trust security only to its nominee or successor depositary or vice versa and only as a whole. Unless otherwise indicated in the applicable prospectus supplement, the depositary for the global preferred trust securities will be DTC. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global preferred trust securities. See "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities" for a description of DTC and its procedures.

Information Concerning the Property Trustee

      The property trustee is the sole trustee under the Trust Agreement for purposes of the Trust Indenture Act of 1939 and will have and be subject to all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act of 1939. The property trustee, other than during the occurrence and continuance of a Trust Agreement event of default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, upon a Trust Agreement event of default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of preferred trust securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement event of default has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of preferred trust securities are entitled under the Trust Agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

Books and Records

      The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by each holder of preferred trust securities or any authorized representative for any purpose reasonably related to the holder's interest in the Trust during normal business hours.

Payment of Preferred Trust Securities and Paying Agent

      Unless we indicate differently in a prospectus supplement, payments in respect of the preferred trust securities will be made to the depositary, which will credit the relevant participants' accounts on the applicable distribution dates or, if the preferred trust securities are not held by the depositary, payments will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto appearing on the preferred trust security register or in immediately available funds upon redemption. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustee and us, which may be us. The paying agent may resign upon 30 days' written notice to the administrative trustee, the property trustee and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustee will appoint a successor, which shall be a bank, trust company or affiliate of ours acceptable to the property trustee and us to act as paying agent.

Registrar and Transfer Agent

      The property trustee will act as registrar and transfer agent for the preferred trust securities. Registration of transfers of preferred trust securities will be made without charge by or on behalf of the Trust, but the Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of preferred trust securities.

Miscellaneous

      Holders of the preferred trust securities have no preemptive or similar rights.

Governing Law

      The Trust Agreement, the preferred trust securities and the common trust securities provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

                DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

      Material provisions of the preferred securities guarantee that we will execute and deliver for the benefit of the holders of the preferred trust securities are summarized below. Because this section is a summary, it does not describe every aspect of the preferred securities guarantee. The form of preferred securities guarantee was filed with the SEC and you should read it for provisions that may be important to you. The preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act of 1939.

      Wachovia Bank, National Association, will act as guarantee trustee under the preferred securities guarantee. The guarantee trustee will hold the preferred securities guarantee for the benefit of the holders of the preferred trust securities.

General

      We will irrevocably agree, to pay in full, to the holders of the preferred trust securities, the guarantee payments set forth below (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments, to the extent not paid by the Trust, will be subject to the applicable guarantee:

      o any accumulated and unpaid distributions required to be paid on the preferred trust securities, to the extent that the Trust has funds available therefor,

      o the redemption price, to the extent that the Trust has funds available therefor, and

      o upon a voluntary or involuntary termination, winding-up or liquidation of the Trust (unless the trust debt securities are redeemed or distributed to holders of the preferred trust securities in accordance with their terms), the lesser of

            - the aggregate of the liquidation amount specified in the prospectus supplement per preferred trust security plus all accumulated and unpaid distributions on the preferred trust securities to the date of payment, to the extent the Trust has funds available therefor and

            - the amount of assets of the Trust remaining available for distribution to holders of the preferred trust securities upon a dissolution and liquidation of the Trust.

      Our obligation to make a guarantee payment may be satisfied by direct payment by us of the required amounts to the holders of the preferred trust securities or by causing the Trust to pay those amounts to the holders. While our assets will not be available pursuant to the guarantee for the payment of any distribution, liquidation distribution or redemption price on any preferred trust securities if the Trust does not have funds available therefor as described above, we have agreed under the Trust Agreement to pay all expenses of the Trust except its obligations under its trust securities.

      No single document executed by us in connection with the issuance of the preferred trust securities will provide for our full, irrevocable and unconditional guarantee of the preferred trust securities. It is only the combined operation of our obligations under the guarantee, the Trust Agreement, the trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred trust securities. See "Relationship Among the Preferred Trust Securities, the Trust Debt Securities and the Preferred Securities Guarantee."

Status of the Guarantee

      The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our general liabilities. The Trust Agreement provides that each holder of preferred trust securities by acceptance thereof agrees to the subordination provisions and other terms of the guarantee. The guarantee will rank equally with all other guarantees issued by us. The guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid or upon distribution to the holders of the preferred trust securities of the trust debt securities pursuant to the trust agreement.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the preferred trust securities (in which case no consent of the holders will be required), the guarantee may only be amended with the prior approval of the holders of a majority in aggregate liquidation amount of the preferred trust securities (excluding any preferred trust securities held by us or an affiliate). The manner of obtaining any approval will be as set forth under "Description of the Preferred Trust Securities -- Voting Rights; Amendment of Trust Agreement." All agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the preferred trust securities.

Guarantee Events of Default

      An event of default under a guarantee (a "guarantee event of default") will occur upon our failure to perform any of our payment or other obligations thereunder, provided that except with respect to a guarantee event of default resulting from a failure to make any of the guarantee payments, we shall have received notice of the guarantee event of default from the guarantee trustee and shall not have cured such guarantee event of default within 60 days after receipt of such notice. The holders of a majority in aggregate liquidation amount of the preferred trust securities (excluding any preferred trust securities held by us or an affiliate) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

      Any holder of the preferred trust securities may institute a legal proceeding directly against us to enforce that holder's rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

     We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

      The guarantee trustee, other than during the occurrence and continuance of a guarantee event of default, undertakes to perform only such duties as are specifically set forth in the guarantee and, upon a guarantee event of default, must exercise the rights and powers vested in it by the guarantee and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of preferred trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

      The guarantee will terminate and be of no further force and effect upon full payment of the redemption price or liquidation distribution for the preferred trust securities or upon distribution of the trust debt securities to the holders of the preferred trust securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred trust securities must restore payment of any sums paid under the preferred trust securities or the guarantee.

Governing Law

      The preferred securities guarantee provides that it is to be governed by and construed in accordance with the laws of the State of New Jersey.

          RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES, THE TRUST
             DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

      Payments of distributions and redemption and liquidation payments due on the preferred trust securities (to the extent the Trust has funds available for such payments) will be guaranteed by us as set forth under "Description of the Preferred Securities Guarantee." No single document executed by us in connection with the issuance of the preferred trust securities will provide for our full, irrevocable and unconditional guarantee of the preferred trust securities. It is only the combined operation of our obligations under the guarantee, the Trust Agreement, the trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred trust securities.

      A holder of any preferred trust security may institute a legal proceeding directly against us to enforce the property trustee's rights under the Trust Agreement, Trust Debt Indenture or guarantee without first instituting a legal proceeding against the property trustee, trustee under the Trust Debt Indenture or the guarantee trustee, the Trust or any other person or entity if that trustee fails to enforce that particular holder's rights thereunder. Notwithstanding the foregoing, if a Trust Agreement event of default attributable to our failure to pay principal of or premium, if any, or interest on the trust debt securities has occurred and is continuing, then each holder of preferred trust securities of the series may institute a legal proceeding directly against us for enforcement of any such payment to such holder, all as provided in the Trust Debt Indenture.

      As long as we make payments of interest and other payments when due on the trust debt securities, those payments will be sufficient to cover the payment of distributions and redemption and liquidation distributions due on the preferred trust securities, primarily because

      o the aggregate principal amount of the trust debt securities will be equal to the sum of the aggregate liquidation amount of the preferred trust securities and common trust securities,

      o the interest rate and interest and other payment dates of the trust debt securities will match the distribution rate and distribution and other payment dates for the preferred trust securities,


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      o     the Trust Agreement provides that we will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under its preferred trust securities and common trust securities, and

      o the Trust Agreement provides that the Trust will not engage in any activity that is not consistent with its limited purposes.

      If and to the extent that we do not make payments on the trust debt securities, the Trust will not have funds available to make payments of distributions or other amounts due on the preferred trust securities.

      A principal difference between the rights of a holder of a preferred trust security (which represents an undivided beneficial interest in the assets of the Trust) and a holder of a trust debt security is that a holder of a trust debt security will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of trust debt securities held, while a holder of preferred trust securities is entitled to receive distributions only if and to the extent the Trust has funds available for the payment of those distributions.

      Upon any voluntary or involuntary dissolution or liquidation of the Trust not involving a redemption or distribution of any trust debt security, after satisfaction of liabilities to creditors of the Trust, the holders of the preferred trust securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of the Preferred Trust Securities -- Liquidation Distribution upon Dissolution". Upon our voluntary liquidation or bankruptcy, the Trust, as holder of the trust debt securities, would be a creditor of ours, subordinated in the case of junior subordinated trust debt securities, in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our stockholders receive payments or distributions.

      A default or event of default under any Senior Indebtedness would not constitute an event of default with respect to junior subordinated trust debt securities under the Trust Debt Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the junior subordinated trust debt securities provide that no payments may be made in respect of the junior subordinated trust debt securities until the Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated trust debt securities would constitute an event of default.

      We and the Trust believe that the above mechanisms and obligations, taken together, are the equivalent of a full and unconditional guarantee by us of payments due in respect of the preferred trust securities.

                        DESCRIPTION OF THE CAPITAL STOCK

      The following description summarizes the material terms of our capital stock. Because this section is a summary, it does not describe every aspect of our common stock. For additional information, you should refer to the applicable provisions of the New Jersey Business Corporation Act and our Certificate of Incorporation, as amended (the "Charter") and By-Laws. Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

      Our authorized capital stock consists of 500,000,000 shares of common stock, without par value, and 50,000,000 shares of preferred stock, without par value.

Common Stock

      General. As of March 31, 2002, 206,194,509 shares of our common stock were issued and outstanding. The outstanding shares of our common stock are, and any common stock offered hereby when issued and paid for will be, fully paid and non-assessable.

      Dividend Rights. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.


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      Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on all matters presented to shareholders. In the election of directors, shareholders have cumulative voting rights.

      Liquidation Rights. After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

      Preemptive Conversion or Redemption Rights. The holders of our common stock have preemptive rights as to additional issues of our common stock not issued on a competitive basis or by an offering to or through underwriters. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Transfer Agents and Registrars

      The co-transfer agents and co-registrars for our common and preferred stock are the Shareholder Services Department of Services and the Continental Stock Transfer and Trust Company.

Preferred Stock

      Our board of directors is authorized, without further shareholder action, to divide the preferred stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

      o     the rate of dividend, if any;

      o the rights, if any, of the holders of shares of the series upon our voluntary or involuntary liquidation, dissolution or winding-up;

      o the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

      o the price at and the terms and conditions upon which shares may be redeemed; and

      o     the voting rights, if any.

      No shares of preferred stock have been issued.

      DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of our common stock and number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

      The stock purchase contracts may be issued separately or as a part of units, known as stock purchase units, consisting of (1) a stock purchase contract or (2) a stock purchase contract and our debt securities, preferred trust securities or debt obligations of third parties (including United States Treasury securities), that would secure the holders' obligations to purchase our common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing the holder's obligations under the original stock purchase contract.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, debt securities or preferred trust securities and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not contain all of the information you may find useful, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.


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                              PLAN OF DISTRIBUTION

      The Trust and we may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus. We will also set forth in the relevant prospectus supplement:

      o     the terms of the offering of the securities;

      o     the proceeds we will receive from the offering;

      o any underwriting discounts and other items constituting underwriters' compensation;

      o     any initial public offering price;

      o any discounts or concessions allowed or reallowed or paid to dealers; and

      o     any securities exchanges on which we may list the securities.

      The Trust and we may distribute the securities from time to time in one or more transactions at:

      o     a fixed price;

      o     prices that may be changed;

      o     market prices at the time of sale;

      o     prices related to prevailing market prices; or

      o     negotiated prices.

      We will describe the method of distribution in the relevant prospectus supplement.

      If we use underwriters with respect to an offering of the securities, we will set forth in the relevant prospectus supplement:

      o     the name of the managing underwriter, if any;

      o     the name of any other underwriters; and

      o the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

      The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

      o entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

      o subject the obligations of the underwriters to certain conditions precedent; and

      o obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.

      If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.


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

      If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

      Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

      In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

      The Trust and we may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement.

      If we authorize underwriters or other agents to solicit offers to purchase the securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under such contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

      We will not subject the obligations of such purchasers to any conditions except that:

      o we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

      o if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.

      Underwriters and other agents will not be responsible for the validity or performance of such contracts providing for payment and delivery at a future date.

      We will set forth in the relevant prospectus supplement the anticipated delivery date of the securities and the prospectus delivery obligations of dealers.

      Each series of securities will be a new issue and, except for the Common Stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the Common Stock, on any additional exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any securities.

                                  LEGAL MATTERS

      The validity of the securities, including the binding nature of debt securities, to be issued by us will be passed upon for us by R. Edwin Selover, Esquire, our Vice President and General Counsel or James T. Foran, Esquire, our Associate General Counsel and/or such other counsel as is indicated in the applicable prospectus supplement.

      Certain matters of Delaware law relating to the validity of the preferred trust securities, the enforceability of the trust agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. The validity of any offered securities may be passed on for any underwriters, dealers or agents by Sidley Austin Brown & Wood LLP, New York, New York, who may rely on the opinion of Mr. Selover or Mr. Foran as to matters of New Jersey law.

                                     EXPERTS

      The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


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                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also obtain our filings on the Internet at the SEC's home page at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol "PEG." You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to the securities, the Trust and us. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the full document as filed with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of any particular offering of securities hereunder.

      o Our Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-9120;

      o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, File No. 1-9120; and

      o Our Current Reports on Form 8-K filed with the SEC on January 25, 2002, February 7, 2002 and April 16, 2002, File No. 1-9120.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in a related prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our affairs may change after this prospectus and any related prospectus supplement are distributed. You should not assume that the information in this prospectus and any related prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.


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